As filed with the Securities and Exchange Commission on September 19, 2018

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Iconic Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	5180	13-4362274
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

44 Seabro Avenue Amityville, NY 11701	(866) 219-8112
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

Richard DeCicco

Chief Executive Officer

Iconic Brands, Inc.

44 Seabro Avenue

Amityville, NY 11701

(866) 219-8112

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Brian A. Lebrecht, Esq.

Clyde Snow & Sessions, PC

201 S. Main Street, 13th Floor

Salt Lake City, UT 84111

(801) 322-2516

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Shares of Common Stock, par value $0.001 per share	240,000,000	$0.0036	$864,000	$107.57

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(1)	We are registering 240,000,000 shares of our common stock that may be issued to the selling shareholders named in this registration statement pursuant to shares of convertible preferred stock. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated September 18, 2018

PROSPECTUS

240,000,000 shares of common stock

This prospectus relates to the sale by the selling shareholders identified in this prospectus, or their assigns (each a “Selling Shareholder” and collectively the “Selling Shareholders”) of up to an aggregate of 240,000,000 shares of our common stock.

The Selling Shareholders may sell these shares using a number of different methods, and they will sell the shares at a fixed price of $0.01 per share, until our common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board, the OTCQX or the OTCQB, at which time the Selling Shareholders will sell their shares at a price based on the market price. We provide more information about how the Selling Shareholders may sell their shares of common stock in the section of this prospectus entitled “Plan of Distribution” beginning on page 17.

The Selling Shareholders received an aggregate of 2,400,000 shares (the “Series E Shares”) of our Series E Convertible Preferred Stock (“Series E Preferred”) and warrants to purchase 240,000,000 shares of our common stock (the “Warrants”). We are not selling any shares of common stock in this resale offering. We are registering shares that are issuable to the Selling Shareholders upon the conversion of the Series E Shares (the “Conversion Shares” or the “Registered Shares”). We, therefore, will not receive any proceeds from the sale of the Registered Shares by the Selling Shareholders. We are not registering herein the shares of common stock underlying the exercise of the Warrants. The Series E Shares and Warrants were issued to the Selling Shareholders in private transactions and the Registered Shares will also be issued to the Selling Shareholders in private transactions. Further details of the Selling Shareholders’ securities may be found in the section of this prospectus entitled “Private Placement of Securities” beginning on page 11.

We will bear all costs associated with this registration statement.

The offering price of the Registered Shares has been determined arbitrarily by us and the Selling Shareholders. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

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Our common stock is currently quoted on the OTC Pink marketplace maintained by OTC Markets Group, Inc. under the symbol “ICNB.” The closing price of our common stock as reported on the OTC Pink Marketplace on September 14, 2018, was $0.0036.

The Selling Shareholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the Registered Shares.

This offering will terminate on the earlier of (i) the date when all the Registered Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act, and (ii) the date that all of the securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Investing in the common stock involves risks. Iconic Brands, Inc. is a development stage company with limited operations, limited income, and limited assets, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990, and as a result you may be limited in your ability to sell our stock.

The date of this Prospectus is __________________, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the Securities and Exchange Commission (the “Commission”) to permit the Selling Shareholders to sell the Registered Shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the Registered Shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.”

You should rely only on the information that is contained in this prospectus. We and the Selling Shareholders have not authorized anyone to provide you with information that is in addition to or different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

The shares of common stock offered by this prospectus are not being offered in any jurisdiction where the offer or sale of such common stock is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus regardless of the date of delivery of this prospectus or any sale of the common stock offered by this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. The rules of the Commission may require us to update this prospectus in the future.

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PROSPECTUS SUMMARY

ICONIC BRANDS, INC.

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus, including our financial statements and related notes and the information set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before investing in our common stock. In this prospectus, the “Company,” “we,” “us,” and “our” refer to Iconic Brands, Inc.

Overview

We are a beverage company with expertise in developing, from inception to completion, alcoholic beverages for ourselves and third parties. We also market and place the products into national distribution through long standing industry relationships. We engage in “Celebrity Branding” of beverages, procuring superior and unique products from around the world and branding products with internationally recognized celebrities.

Our mission is to be the industry leader in brand development, marketing, and sales of the alcoholic beverages by capitalizing on our ability to procure products from around the world. Our relationships with internationally recognized celebrities will be leveraged to add value to a product and create brand awareness in unbranded niche categories.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation.

Brands and Products

Bellissima Prosecco

Bellissima Spirits LLC, our subsidiary, entered into a License Agreement with Christie Brinkley, Inc. an entity owned by Christie Brinkley, to use Brinkley’s endorsement, signature, and other intellectual property owned by it. Bellissima by Christie Brinkley is a line of Organic Prosecco. The line includes a DOC Brut, Sparkling Rose and a Zero Sugar, Zero Carb option which are all natural and gluten free with all certified organic and vegan.

BiVi Vodka

BiVi LLC, our subsidiary, owns the brand “BiVi 100 percent Sicilian Vodka.” BiVi LLC’s mission is to promote and support the sales endeavors of the distribution network through targeted and national marketing endeavors and working with the celebrity partner, Mr. Chazz Palminteri.

BiVi Vodka is the creation of Master Distiller Giovanni La Fauci. BiVi Vodka is made from semolina wheat grown out of the rich volcanic soil and pure mountain spring water of Sicily.

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Corporate Information

Iconic Brands, Inc., formerly Paw Spa, Inc. (“Iconic Brands” or “Iconic”), was incorporated in the State of Nevada on October 21, 2005. Effective December 31, 2016, Iconic closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC, and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC. These transactions involved entities under common control of our Chief Executive Officer and represented a change in reporting entity.

BiVi LLC was organized in Nevada on May 4, 2015. Bellissima Spirits LLC was organized in Nevada on November 23, 2015.

Our corporate headquarters are located in New York, NY. Our mailing address is 44 Seabro Avenue, Amityville, NY 11701, and our telephone number is (866) 219-8112. Our website is www.jpgnicbrandsusa.com. Information contained on our website is not incorporated into, and does not constitute any part of, this Prospectus.

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The Offering

Securities Offered:

Up to 240,000,000 shares of common stock that are issuable to the Selling Shareholders (the “Registered Shares”). The Selling Shareholders may acquire the Registered Shares upon conversion of the Series E Shares.

Selling Shareholders:	See “Selling Shareholders” beginning on page 14.

Common Stock Outstanding
Before Offering:	1,509,941,153*
After the Offering:	1,749,941,153*

Terms of the Offering:

The Selling Shareholders will sell the shares at a fixed price of $0.01 per share, until our common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board, the OTCQX or the OTCQB, at which time the Selling Shareholders will sell their shares at a price based on the market price. The Selling Shareholders will determine when and how they sell the Registered Shares offered in this prospectus, as described in “Plan of Distribution” beginning on page 17.

Use of Proceeds:

The Selling Shareholders will receive all of the proceeds from the sale of the Registered Shares offered for sale under this prospectus. We will not receive any proceeds from the sale of Registered Shares by the Selling Shareholders in this offering. See “Use of Proceeds” on page 11.

Risk factors:	The Registered Shares offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 5.

Trading Symbol:	ICNB

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* Based on 1,509,941,153 shares of common stock outstanding on September 14, 2018. We are authorized to issue 2,000,000,000 shares of common stock. If the Selling Shareholders were to exercise the Warrants, we would not have enough authorized shares to issue stock for the exercise of all the Warrants and the conversion of all the Series E Shares. Our management intends to effectuate a reverse split of our common stock in the near future to reduce the number of shares outstanding without reducing the number of shares authorized.

The Selling Shareholders may sell the Registered Shares from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. In any case, the Selling Shareholders will sell the shares at a fixed price of $0.01 per share, until our common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board, the OTCQX or the OTCQB, at which time the Selling Shareholders will sell the Registered Shares at a price based on the market price.

This offering will terminate on the earlier of (i) when all Registered Shares are sold, and (ii) on the first day of the month immediately following the date which is three years after the effective date hereof, unless we terminate it earlier.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this registration statement, before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

Currently, our focus is on the production and distribution of our alcoholic beverages. We face risks in selling our current products and in developing new product candidates and eventually bringing them to market. We also face risks that our business model may become obsolete. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

We face inventory risk, and if it fails to predict accurately demand for products, we may face write-downs or other charges.

We are exposed to inventory risks that may adversely affect operating results as a result of new product launches, changes in product cycles and pricing, limited shelf-life of certain of our products, changes in consumer demand, and other factors. We endeavor to predict accurately, based on information from retailers and reasonable assumptions, the expected demand for our products in order to avoid excessive inventory. Demand for products, however, can change significantly between the time of production and the date of sale. It may be more difficult to make accurate predictions regarding new products.

We are exposed to disruptions in our supply chain that could have a substantial adverse impact on our ability to produce our wines and the cost of our raw materials.

We are exposed to production risks, especially in the case of Bellissima Prosecco and Sparking Wines due to weather conditions. The growing and harvest of the grapes we need to make our wines are directly affected by the weather. Adverse weather conditions would decrease the availability of grapes, increase the cost of grapes, and have a negative impact on our profitability.

We produce our wines at two production facilities: one in Sicily, Italy (BiVi) and another in Treviso, Italy (Bellissima). A disruption from fire or other catastrophic event at one of these facilities would halt production and have a material adverse effect on our financial condition.

We have a history of losses, and may not achieve or maintain profitability in the future.

We have had a limited number of quarters or years of profitability and historically raised additional capital to meet its growth needs. Our losses from operations and our inability to raise sufficient working capital have resulted in negative equity and working capital positions as shown on our Balance Sheets at December 31, 2017 and June 30, 2018.

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We expect to make significant investments in order to develop and expand our business, which, we believe, will result in additional sales, marketing and general and administrative expenses that will require increased sales to recover these additional costs. Once we become a fully reporting company, we expect to continue to incur legal, accounting, and other administrative expenses that are material. Our revenue has been subject to volatility in recent periods and this volatility may cause us to not cover our costs and successfully compete in the highly competitive alcohol market.

We face significant competition which could adversely affect profitability.

The wine industry is intensely competitive. Our wines compete in several super-premium and ultra-premium wine market segments with many other super-premium and ultra-premium domestic and foreign wines, with imported wines coming from the Burgundy and Bordeaux regions of France, as well as Italy, Chile, Argentina, South Africa and Australia. Our wines also compete with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by independent distributors, many of which carry extensive brand portfolios. As a result of this intense competition there has been and may continue to be upward pressure on selling and promotional expenses. In addition, the wine industry has experienced significant consolidation. Many competitors have greater financial, technical, marketing and public relations resources. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers’ costs. There can be no assurance that in the future we will be able to successfully compete with current competitors or that we will not face greater competition from other wineries, beverage manufacturers and distributors.

Because a significant amount of our business is made through retail outlets any change in relationships with the retail partners could harm the business.

Our agreements with direct retail partners are informal and therefore subject to change. If one or more of the direct retail partners chose to purchase fewer products, or we are forced to reduce the prices, our sales and profits would be reduced and the business would be harmed.

We will need additional funding in the future, and if we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate our product candidate development programs, commercial efforts, or sales efforts.

Producing and marketing our developed products is costly. We will need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our product candidates.

We may intend to finance future cash needs through public or private equity offerings and may also use debt financings or strategic collaboration and licensing arrangements. To the extent that we raise additional funds by issuing equity securities, our shareholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants and may result in high interest expense. If we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our product candidates, processes and technologies or our development projects or to grant licenses on terms that are not favorable to us. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or curtail some of our commercialization efforts of our operations. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

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We may engage in strategic transactions that fail to enhance shareholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing shareholder value. We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair shareholder value or otherwise adversely affect our business. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm our results of operation and business prospects.

We are dependent on the services of key personnel and failure to attract qualified management could limit our growth and negatively impact our results of operations.

We are highly dependent on our Chief Executive Officer. We will continue to depend on his industry experience. At this time, we do not know of the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our financial condition and results of operations.

We distribute our products through an entity wholly-owned and controlled by our Chief Executive Officer and if he were to leave, this relationship may end.

We have entered into a Distribution Agreement with United Spirits, Inc. (“United”) for United to distribute and wholesale our products and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right through 2025 to sell our products for an agreed distribution fee equal to $1.00 per case of product sold. United is owned and managed by Richard DeCicco, our controlling shareholder, President, CEO, and Director.

United is a variable interest entity (“VIE”) of the Company. Because we are the primary beneficiary of United, United’s assets, liabilities and operations have been consolidated in our financial statements. See Note 5 to the Consolidated Financial Statements for the three months ended June 30, 2018 and 2017. However, we do not own United and Mr. DeCicco has sole ownership and authority with respect to the operations of United. These decisions may impact the Company in a way that may not be favorable to all of our shareholders. Potential acquirers of the Company will not include United when determining the value of the Company and this may have an adverse impact on the value of consideration that shareholders may receive if the Company is acquired.

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Risks Related To Our Common stock

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to companies in our industry;

•	changes in financial estimates or recommendations by securities analysts;

•	announcements of innovations or new products or services by us or our competitors;

•	the emergence of new competitors;

•	operating and market price performance of other companies that investors deem comparable;

•	changes in our board or management;

•	sales or purchases of our common stock by insiders;

•	commencement of, or involvement in, litigation;

•	changes in governmental regulations; and

•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

If we are unable to pay the costs associated with being a public, reporting company, we may be forced to discontinue operations.

We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. If we are unable to achieve the necessary product sales or raise or obtain needed funding to cover the costs of operating as a public, reporting company, we may be forced to discontinue operations.

Our common stock is listed for quotation on the OTC Pink tier of the marketplace maintained by OTC Markets Group, Inc., which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently quoted on the OTC Pink tier of the marketplace maintained by OTC Markets Group, Inc. Broker-dealers often decline to trade in over-the-counter stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

We may be unable to become eligible for quotation of our common stock on the OTCQB tier or a prominent national securities exchange and this will have a negative impact on our market price. The OTC Pink marketplace also does not provide as much liquidity as the OTCQB or national exchanges. Many broker-dealers will not trade or recommend OTC Pink stocks for their clients. Because the OTCQB and national exchanges generally increase transparency by maintaining higher reporting standards and requirements and imposing management certification and compliance requirements, broker-dealers are more likely to trade stocks on national exchanges and the OTCQB marketplace.

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Our principal shareholders have the ability to exert significant control in matters requiring shareholder approval and could delay, deter, or prevent a change in control of our company.

Richard DeCicco, our Chief Executive Officer and Director, owns one (1) share of our Series A Preferred Stock (the only shares of our Series A Preferred Stock that is authorized, issued and outstanding). This share of Series A Preferred Stock gives Mr. DeCicco two (2) votes for every one (1) vote of our outstanding voting securities. As a result, he has the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because he controls this share, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. DeCicco could result in management making decisions that are in his best interest and not in the best interest of other shareholders, you may lose some or all of the value of your investment in our common stock. Investors who purchase our common stock should be willing to entrust all aspects of operational control to Mr. DeCicco and our current management team.

We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any dividends in the foreseeable future. We do not plan on making any cash distributions in the manner of a dividend or otherwise. Our Board presently intends to follow a policy of retaining earnings, if any.

We have the right to issue additional common stock and preferred stock without consent of shareholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We are authorized to issue up to 2,000,000,000 shares of common stock, of which there were 1,509,941,153 shares issued and outstanding as of September 14, 2018. Another 480,000,000 shares may be issued and outstanding if the Series E Shares are converted to common stock and the Warrants are exercised. Further, approximately 21,000,000 additional shares may be issued if outstanding warrants other than the Warrants are exercised, and approximately 138,097,000 shares may be issued and outstanding if all of our other currently outstanding convertible debt are converted into common stock. We therefore have no additional authorized but unissued shares of our common stock. Any further issuances of shares of common stock would require that we first repurchase existing shares, or obtain the consent of a majority of our shareholders to increase our authorized common stock or effectuate a reverse split of our common stock. Our management intends to effectuate a reverse split of our common stock in the near future to reduce the number of shares outstanding without reducing the number of shares authorized.

In addition, our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. We have designated and authorized, one (1) share of Series A Preferred Stock, 1,000,000 shares of Series B Convertible Preferred Stock, 1,000 shares of Series C Preferred Stock, and 10 shares of Series D Convertible Preferred Stock. As of September 14, 2018, there were issued and outstanding (i) one (1) share of our Series A Convertible Preferred Stock, (ii) no shares of our Series B Convertible Preferred Stock, (iii) 1,000 shares of our Series C Preferred Stock, (iv) 10 shares of our Series D Convertible Preferred Stock, and 2,400,000 shares of our Series E Convertible Preferred Stock.

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The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation. We have designated five series of preferred stock, four of which have shares issued and outstanding. A description of the terms, rights and preferences of these series of preferred stock are described under “Description of Securities” beginning on page 18.

Our officers and directors can sell some of their stock, which may have a negative effect on our stock price and ability to raise additional capital, and may make it difficult for investors to sell their stock at any price.

Our officers and directors, as a group, are the owners of 61,648,181 shares of our common stock, representing approximately 4.2% of our total issued shares, with shares of Series D Preferred Stock that they may convert to acquire another 1,571,571,404 shares of our common stock, representing approximately 51.0% of our total issued and outstanding shares of common stock after conversion. Each individual officer and director may be able to sell up to 1% of our outstanding common stock (currently approximately 15,099,412 shares) every ninety (90) days in the open market pursuant to Rule 144, which may have a negative effect on our stock price and may prevent us from obtaining additional capital. In addition, if our officers and directors are selling their stock into the open market, it may make it difficult or impossible for investors to sell their stock at any price. However, our officers and directors have entered into Lock-Up Agreements and have agreed to refrain from selling any shares of our common stock for 90 days after the effective date of the registration statement

Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this Prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this Prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders in this offering.

The proceeds we have received pursuant to the issuance of the Series E Shares and Warrants, and the proceeds that we may receive from the exercise of Warrants, will be used for working capital and general corporate purposes. This anticipated use of net proceeds represents our intentions based upon our current plans and business conditions. If any of these factors change, we may reallocate some of the net proceeds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

We will pay for expenses of this offering, except that the Selling Shareholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

PRIVATE PLACEMENT OF SECURITIES

Securities Purchase Agreement

On October 27, 2017, we entered into a Securities Purchase Agreement (as amended, the “Purchase Agreement”) with the Selling Shareholders pursuant to which we sold a total of 120,000,000 shares of our common stock (the “Common Shares”) and 120,000,000 Warrants for a total of $300,000 cash.

On May 21, 2018, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Selling Shareholders and Amendment No. 1 to the Purchase Agreement. Pursuant to the Exchange Agreement, the Selling Shareholders exchanged the Common Shares for 1,200,000 Series E Shares. Each Series E Share is convertible into 100 shares of our common stock. In addition, we entered into an amendment to the Purchase Agreement. Under the amended Purchase Agreement, the Selling Shareholders bought an additional 1,200,000 Series E Shares and an additional 120,000,000 Warrants for an aggregate of $300,000 in cash.

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The Registered Shares being registered in this registration statement are only the shares of common stock issuable upon conversion of the Series E Shares that were issued pursuant to the Exchange Agreement, and (ii) the shares of common stock issuable upon conversion of the Series E Shares that were issued shortly after effectiveness of the registration statement, pursuant to the Purchase Agreement.

The Warrants are immediately exercisable and have a term of five (5) years. The Selling Shareholders may exercise the Warrants at their option at any time into shares of our common stock. The exercise price is $0.01. However, on October 27, 2018, the exercise price will be permanently reduced to the lower of (i) the exercise price, as adjusted per the terms of the Warrants, and (ii) 50% of the average of the four lowest closing bid prices for our common stock on the primary trading market during the forty (40) trading days immediately prior to such date.

If we sell any of our common stock or equivalent at an effective price per shares less than the exercise price of the Warrants, then the exercise price of the Warrants will be reduced to the price of the shares sold, and additional warrant shares will be issuable so that the aggregate exercise price does not change. The Warrants also have the right to pro rata distributions of any dividend, stock, stock rights or other distribution to holders of our common stock.

Cashless exercise of the Warrants is available because after the six-month anniversary of the closing date of the Purchase Agreement, there was no registration statement registering the resale of the shares issuable upon exercise of the Warrants.

The Warrants and Series E Preferred also require that we reserve and keep available out of our authorized and unissued common stock a sufficient number of shares to provide for issuance of the shares issuable upon exercise of the Warrants and conversion of the Series E Preferred, requiring an initial reserve of 480,000,000 authorized shares.

Pursuant to the terms of the Series E Preferred and Warrants, we cannot sell or issue shares to a Selling Shareholder if such shares would cause the Selling Shareholder to beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, more than 4.99% of our common stock. However, in the case of both the Warrants and the Series E Preferred, the Selling Shareholder can raise this limit to 9.99% but not until 61 days after giving us notice. We have not received such a notice. As a result, as of the date of this Prospectus, a Selling Shareholder cannot own more than approximately 84,000,000 shares after giving effect to any issuance to the Selling Shareholder. If our total number of outstanding shares of common stock increases, or if the Selling Shareholder subsequently disposes of shares acquired from us in the open market, then we would be able to sell more shares to the Selling Shareholder before reaching the 4.99% threshold.

Because of this limitation on the Selling Shareholders’ ownership of our stock, the Selling Shareholders may not be able to convert all of their Series E Shares or exercise all of their Warrants.

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Registration Rights Agreement

On October 27, 2017, we also entered into a Registration Rights Agreement with the Selling Shareholders in connection with the Purchase Agreement. In the Registration Rights Agreement, we agreed to prepare and file a registration statement with the Commission covering the resale of all of the Registered Shares and the shares issuable upon exercise of Warrants. On May 21, 2018, we entered into Amendment No. 1 to the Registration Rights Agreement with the Selling Shareholders. Per the Registration Rights Agreement, as amended, we agreed to (i) file an initial registration statement by June 8, 2018 (a date which has been extended by mutual agreement of the parties), (ii) have it declared effective no later than 150 days after its filing, and (iii) keep it continuously effective until the securities are sold or may be sold under Rule 144 of the Securities Act without volume or manner-of-sale restrictions. If all of the securities cannot be registered on one registration statement, we agreed to file subsequent registration statements to register the remaining securities as promptly as allowed. We are only able to register the Registered Shares at this time. Shares issuable upon exercise of the Warrants will need to be registered separately or sold pursuant to an exemption from registration.

The issuance of the Warrants, the shares issuable upon exercise of the Warrants, the Series E Shares, and the Registered Shares to the Selling Shareholders under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

DILUTION

The issuance of our common stock to the Selling Shareholders upon conversion of the Series E Shares and exercise of the Warrants will have a dilutive impact on our shareholders. As a result, our net income per share, if any, would decrease in future periods and the market price of our common stock could decline.

Our net tangible book value as of June 30, 2018 was approximately ($1,686,135), or ($0.0013) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2018.

After giving effect to the issuance and conversion of the Series E Shares and the issuance and exercise of the Warrants, assuming receipt of exercise price payments on the Warrants of $2,400,000, and assuming the sale of all 240,000,000 shares of common stock by the Selling Shareholders at the sale price of $0.01, our pro forma as adjusted net tangible book value as of June 30, 2018 would have been approximately $713,865, or $0.0004 per share of Common Stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.0017 per share to our existing shareholders and an immediate dilution of $0.0083 per share to our new shareholders.

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SELLING SHAREHOLDERS

The common stock being offered by the Selling Shareholders are those shares of common stock issuable upon conversion of their Series E Shares. For additional information regarding the Series E Shares, see “Private Placement of Securities” on page 11 above. We are registering the shares of common stock in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, Series E Shares and Warrants, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Shareholders. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership as of September 14, 2018, assuming conversion of the Series E Shares and exercise of the Warrants held by the Selling Shareholders on that date, subject to limitations on exercises as set forth in our Series E Preferred and the Warrants.

The third column lists the shares of common stock being offered in this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this prospectus generally covers the resale of shares of common stock issuable upon conversion of the Series E Shares held by the Selling Shareholders, subject to adjustment as provided in the registration rights agreement. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Series E Shares and Warrants, a Selling Shareholder may not convert the Series E Shares or exercise the Warrants to the extent such conversion or exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution” beginning on page 17.

As of September 14, 2018, there are approximately 1,448,292,972 shares of our common stock held by or currently issuable to non-affiliates, representing approximately 95.9% of the outstanding common stock. The 240,000,000 shares we are registering for resale by the Selling Shareholders represents approximately 16.6% of the outstanding common stock held by non-affiliates (and approximately 14.2% of the outstanding common stock held by non-affiliates after the issuance thereof).

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All information with respect to common stock ownership of the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders and is as of September 14, 2018. Because the Selling Shareholders may sell some or all of the shares included in this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Shareholders in the future. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholders will sell all of the shares owned beneficially by it listed in the table below that are covered by this Prospectus. Shares in the table below refer to shares of our outstanding common stock.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares of Common Stock Being Offered Hereby (4)	Shares of Common Stock Beneficially Owned After Completion of the Offering (5)	Percent of Outstanding Common Stock Beneficially Owned After Completion of the Offering
The Special Equities Group, LLC (1)	79,303,298	(3)	160,000,000	0	0%
Iroquois Master Fund Ltd. (2)	79,303,298	(6)	120,000,000	0	0%
Iroquois Capital Investment Group, LLC (2)	40,000,000	(8)	40,000,000	0	0%
Gregory M. Castaldo (7)	79,303,298	(3)	160,000,000	0	0%

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(1)	Based on information provided to us, Jonathan Schechter and Joseph Reda are the individuals who share dispositive and voting power of the shares. Mr. Schechter and Mr. Reda disclaim any beneficial ownership of these shares. The address of The Special Equities Group is 106 Woods Drive, Roslyn, NY 11576.

(2)	Based on information provided to us, Richard Abbe is the individual who holds dispositive and voting power of the shares. Mr. Abbe disclaims any beneficial ownership of these shares. The address of Iroquois Master Fund Ltd. and Iroquois Capital Investment Group, LLC is c/o Iroquois Capital Management, 205 E. 42nd Street, 20th Floor, New York, NY 10017.

(3)	Amount shown consists solely of shares of common stock issuable upon conversion of the Series E Shares and exercise of the Warrants. The Selling Shareholder may receive up to 160,000,000 shares of common stock upon conversion of the Series E Shares and exercise of the Warrants (subject to certain adjustments under the terms of each). However, a Selling Shareholder may not convert the Series E Shares or exercise the Warrants, if the conversion or exercise would cause the Selling Shareholder to own more than 4.99% of our outstanding common stock after the conversion or exercise. The number of shares listed here is the maximum number of shares the Selling Shareholder could acquire through exercise of its warrants or conversion of its Series E Shares. See “Private Placement of Securities” on page 11 for more details on the Series E Shares and Warrants.

(4)	Represents the maximum number of shares each Selling Shareholder may sell pursuant to this registration statement and represents shares of common stock that may be issuable pursuant to the Series E Shares and Warrants. See “Private Placement of Securities” on page 11 for more details.

(5)	Assumes that all Series E Shares were converted, all Warrants were exercised, and all underlying Registered Shares were sold in the offering. However, a Selling Shareholder may not convert the Series E Shares or exercise the Warrants, if the conversion or exercise would cause the Selling Shareholder to own more than 4.99% of our outstanding common stock after the conversion or exercise. See “Private Placement of Securities” on page 11 for more details on the Series E Shares and Warrants.

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(6)	Amount shown consists solely of shares of common stock issuable upon conversion of the Series E Shares and exercise of the Warrants. The Selling Shareholder may receive up to 120,000,000 shares of common stock upon conversion of the Series E Shares and exercise of the Warrants (subject to certain adjustments under the terms of each). However, a Selling Shareholder may not convert the Series E Shares or exercise the Warrants, if the conversion or exercise would cause the Selling Shareholder to own more than 4.99% of our outstanding common stock after the conversion or exercise. The number of shares listed here is the maximum number of shares the Selling Shareholder could own at any one time. See “Private Placement of Securities” on page 11 for more details on the Series E Shares and Warrants.

(7)	Mr. Castaldo’s address is 3776 Steven James Drive, Garnet Valley, PA 19060.

(8)	Amount shown consists solely of shares of common stock issuable upon conversion of the Series E Shares and exercise of the Warrants.

Beneficial ownership for the purposes of the table above is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the table above, we believe that the Selling Shareholders and their affiliates identified herein possess sole voting and investment power over all shares of common stock shown as beneficially owned by such Selling Shareholders and affiliates.

Resales

The Selling Shareholders and intermediaries through whom shares are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the shares offered by this Prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from a Selling Shareholder named in this Prospectus after the effective date of this Prospectus.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Registered Shares on the principal trading market on which our common stock trades or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at a fixed price of $0.01 per share, until our common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board, the OTCQX or the OTCQB, at which time the Selling Shareholders may sell the Registered Shares at a fixed price, a price based on the market price or at a negotiated price. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker‑dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registered Shares, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Shareholders and any broker-dealers or agents that are involved in selling the Registered Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Registered Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Registered Shares.

We are required to pay certain fees and expenses incurred for registration of the Registered Shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (A) the date on which the all of the Registered Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act, and (B) the date that all of the Registered Shares may be sold pursuant to rule 144 without volume or manner-of-sale restrictions. The Registered Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock. As of September 14, 2018, there were issued and outstanding (i) 1,509,941,153 shares of our common stock, (ii) one (1) share of our Series A Convertible Preferred Stock, (iii) no shares of our Series B Convertible Preferred Stock, (iv) 1,000 shares of our Series C Preferred Stock, (v) 10 shares of our Series D Convertible Preferred Stock, and (vi) 2,400,000 shares of our Series E Convertible Preferred Stock.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common shareholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

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Preferred Stock. We are authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share, of which we have designated and authorized, one (1) share of Series A Preferred Stock, 1,000,000 shares of Series B Convertible Preferred Stock, 1,000 shares of Series C Preferred Stock, 10 shares of Series D Convertible Preferred Stock, and 10,000,000 shares of Series E Convertible Preferred Stock.

Below are brief descriptions of each series of preferred stock. These descriptions are qualified in their entirety by the Certificates of Designation that set forth the terms of each series and are included as exhibits to the registration statement that includes this prospectus.

Series A Preferred Stock

The Series A Preferred Stock has a stated value amount of One Dollar ($1) per share. The holder of the Series A Preferred Stock is not entitled to dividends of any kind. The Series A Preferred Stock is not convertible and does not have any rights with in the event of any liquidation, dissolution or winding up of the Company. The holder of our Series A Preferred Stock votes together with the holders of our common stock and has two (2) votes for every share of common stock deemed outstanding and entitled to a vote on all matters submitted to the shareholders. Therefore, the holder of our Series A Preferred Stock will have at least two-thirds of all votes on any matter to be voted upon by the shareholders.

Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock (“Series B Preferred Stock”) ranks senior to any other class or series of our stock as to distribution of assets upon liquidation, dissolution or winding up of the Company. Upon liquidation, and prior to any distribution to holders of other classes of stock, the holders of the Series B Preferred Stock will receive an amount equal to the sum of $1,000 per share of Series B Preferred Stock and an amount equal to all unpaid dividends on the Series B Preferred Stock, if any.

Holders of Series B Preferred Stock may at their option convert all or any portion of their shares of Series B Preferred Stock into common stock at any time or from time to time. The conversion price is Two Dollars ($2.00) per share, provided, however, if the market price shall be less than Two Dollars ($2.00) per share at any one or more conversion date then the Series B conversion price shall be equal to 100% of the VWAP per share of common stock, as traded on any national securities exchange, for the twenty (20) trading days immediately prior to the conversion date, or such other dollar amount (or fraction thereof) into which such Series B Preferred Stock conversion price may be adjusted.

Holders of the Series B Preferred Stock shall vote together as a separate class on all matters which impact the rights, value or conversion terms, or ranking of the Series B Preferred Stock, as provided herein.  Except as set forth above, the Series B Preferred Stock shall not vote on any matter submitted to the stockholders of the Company and holder(s) of the Series B Preferred Stock shall have no other voting rights.

In addition, the holders of the Series B Preferred Stock are entitled to piggy-back registration rights.

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Series C Preferred Stock

The holders of Series C Convertible Preferred Stock have preferential rights in comparison to holders of our common stock. Upon any Sale, as defined in the Certificate of Designation, the holders of the Series C Preferred Stock, in the aggregate, shall be entitled to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to 76.93% of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to this Series C Preferred Stock.

In the Certificate of Designation for the Series C Preferred Stock, a “Sale” means a sale of the majority of the assets held by, or majority of the membership interests (equity) of BiVi LLC.  Other than with respect to a Sale, the Series C Preferred Stock will, with respect to rights on liquidation, dissolution and winding-up of the Company, rank on parity with the Common Stock.

Series D Convertible Preferred Stock

On December 13, 2016, our Board of Directors approved the creation of a new class of preferred stock in order to facilitate Closing of the Securities Purchase Agreement with Bellissima Spirits LLC and Bellissima Spirits LLC’s members under which the Company acquired a 51% Majority Interest in Bellissima Spirits LLC in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock. Each share of Iconic Series D Convertible Preferred Stock is convertible into the equivalent of 5.1% of Iconic common stock issued and outstanding at the time of conversion.

Series E Convertible Preferred Stock

On May 31, 2018, our Board of Directors created a new class of preferred stock, the Series E Preferred, in connection with the Exchange Agreement as discussed above under the section “Private Placement of Securities,” beginning on page 11. Each shares of our Series E Preferred is convertible into 100 shares of our common stock. However, the conversion of our Series E Preferred may not be converted into common stock if the conversion would result in the holder having beneficial ownership of more than 4.99% of our outstanding shares of common stock immediately after giving effect to the issuance of the conversion shares. A holder of our Series E Preferred may elect to increase this limitation to 9.99% of our outstanding shares of common stock, but such increase will not be effective until 61 days after notice of the election is given to the Company.

The Series E Preferred is not redeemable.

Each share of Series E Preferred is entitled to 100 votes on all matters to come before the common shareholders or shareholders generally. The voting rights of the Series E Preferred are subject to similar limitations placed on the conversion of Series E Preferred shares. A holder of Series E Preferred may not vote more than 4.99% (or 9.99% if the beneficial ownership limitation is increased by notice to the Company at least 61 days prior to taking effect) of all votes eligible to be cast on matters to come before the common shareholders or shareholders generally.

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Shares of Series E Preferred are entitled to dividends on an as-converted-to-common stock basis. No dividends may be paid to common shareholders unless dividends are also paid to the Series E Preferred shareholders.

Upon liquidation, each share of Series E Preferred is entitled to a distribution of $0.25 prior to any payment to common shareholders or subsequent series of preferred stock.

Without approval from the holders of at least 75% of the outstanding Series E Preferred, we may not sell the Company’s assets or effect a reorganization, merger or consolidation transaction that results in the holders of the Company’s capital stock owning less than 50% of the voting power of the Company after the transaction.

Dividend Policy. We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Options and Warrants. In addition to the Warrants, there are outstanding warrants to acquire 272,500,000 shares of our common stock at $0.01 per share. Of these warrants, The Special Equities Group, LLC holds 80,000,000 George M. Castaldo holds 80,000,000, Iroquois Master Fund Ltd. holds 60,000,000, Iroquois Capital Investment Group, LLC holds 20,000,000, Paul Rachmuth, Esq. holds 25,000,000 and Clyde Snow & Sessions, PC holds 7,500,000.

Other than as set forth above, as of the date of this prospectus, we do not have any outstanding options, warrants, or other convertible securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Clyde Snow & Sessions, PC serves as our legal counsel in connection with this offering. Clyde Snow & Sessions, PC is the holder of warrants to acquire 7,500,000 shares of our common stock.

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DESCRIPTION OF BUSINESS

Corporate History

Iconic Brands, Inc., formerly Paw Spa, Inc. (“Iconic Brands,” the “Company,” “Iconic,” “we,” “us,” or “our”), was incorporated in the State of Nevada on October 21, 2005. Effective December 31, 2016, we closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC, the brand owner of “BiVi 100 percent Sicilian Vodka,” and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC.

BiVi LLC was organized in Nevada on May 4, 2015. Bellissima Spirits LLC was organized in Nevada on November 23, 2015.

Acquisition of BiVi

On May 15, 2015, the Company entered into a Securities Exchange Agreement, by and among the members of BiVi LLC under which the Company acquired a 51% majority interest in BiVi LLC in exchange for the issuance (a) 1,000,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock.

Under the terms of the Securities Exchange Agreement, the Company shall provide working capital, from time to time, of up to $750,000.00 pursuant to a Working Capital Facility, which shall be repaid by BiVi LLC from working capital generated from BiVi LLC’s operations. Provided that, in the event that the Company fails to provide working capital of at least $40,000.00 per month, and such failure shall continue for a period of sixty (60) calendar days thereafter then BiVi LLC may, at its option, by written notice to the Company, declare a default. In the event of such default, the Company shall surrender the Majority Interest back to the other members of BiVi LLC for retirement and the Holders of the Series C Preferred Stock shall surrender all outstanding shares back to Iconic for retirement (“BiVi Unwind”). In the event of the BiVi Unwind, BiVi LLC shall issue a 5% promissory note to the Company with a principal amount equal to the then outstanding unpaid balance of the Working Capital Facility advanced to BiVi LLC prior to the Unwind, payable upon the acquisition of the majority of the outstanding stock or assets of BiVi LLC, including but not limited to the BiVi Brand of products, by a third party, but in no event later than 36 months from issuance.

Prior to the Closing, BiVi LLC was beneficially owned and controlled by Richard DeCicco, the Majority shareholder, President, CEO and Director of Iconic Brands, Inc.

A copy of the Securities Exchange Agreement was attached to our Form 8-K filed with the SEC on May 21, 2015 as Exhibit 4.1. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Acquisition of Bellissima Spirits LLC

On December 13, 2016, we entered into a Securities Purchase Agreement with Bellissima Spirits LLC and Bellissima Spirits LLC’s members under which we acquired a 51% Majority Interest in Bellissima Spirits LLC in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock.

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Our Business

Iconic Brands is a beverage company that develops, from inception to completion, alcoholic beverages for itself and third parties. Iconic Brands also markets and places the products into national distribution through long standing industry relationships. Iconic is also a leader in “Celebrity Branding” of beverages, procuring superior and unique products from around the world and branding its products with internationally recognized celebrities.

BiVi LLC produces and markets BiVi 100 percent Sicilian Vodka. BiVi LLC’s mission is to promote and support the sales endeavors of the distribution network through targeted and national marketing endeavors and working with the celebrity partner Mr. Chazz Palminteri.

Bellissima Spirits LLC entered into a License Agreement with Christie Brinkley, Inc. an entity owned by Christie Brinkley, to use Brinkley’s endorsement, signature, and other intellectual property owned by Bellissima Spirits LLC. Bellissima by Christie Brinkley is a line of Organic Prosecco. The line includes a DOC Brut, Sparkling Rose and a Zero Sugar, Zero Carb option which are All Natural and Gluten Free with all Certified Organic and Vegan.

Bellissima Spirits LLC produces it products in Treviso, Italy. The products are produced at a winery that has invested an enormous amount of time and financial resources to produce and deliver Bellissima Prosecco and Sparkling Wines. We have a “one stop” shop with our winery partners and they manage all of the procurement of all raw materials required to produce a finished product of either the DOC Brut, Sparkling Rose Pinot Grigio and our Zero Sugar, Zero Carb Sparkling Wine Expression.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation.

Competition

The beverage alcohol industry is highly competitive. We compete on the basis of quality, price, brand recognition and distribution strength. Our beverage alcohol products compete with other alcoholic and non-alcoholic beverages for consumer purchases, as well as shelf space in retail stores, restaurant presence and wholesaler attention. We compete with numerous multinational producers and distributors of beverage alcohol products, some of which have greater resources than we do. Our principal competitors include La Marca Prosecco owned by Gallo, Mionetto and a large number of independent small importers with a significant number of competitive products. We also compete with Diageo, the largest drinks company in the world, and others such as Constellation Brands, William Grant and Sons and Jim Beam Brands to name a few.

With the release of our new line of Aperitis, “Bella Sprizz” we are in direct competition with Gruppo Campari the producer of Aperol. The Elderflower version of Bella Sprizz is competing with the category Leader St. Germain. Management is confident that with our very aggressive price point on the Bella Sprizz Line coupled with the incredible packaging and liquid quality we will quickly carve our niche in the category.

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Governmental Regulation of the Wine Industry

The production and sale of wine is subject to extensive regulation by the U.S. Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau and state liquor commissions and agencies.

In addition, most states in which our wines are sold impose varying excise taxes on the sale of alcoholic beverages. Prompted by growing government budget shortfalls and public reaction against alcohol abuse, government entities often consider legislation that could potentially affect the taxation of alcoholic beverages. Excise tax rates being considered are often substantial. The ultimate effects of such legislation, if passed, cannot be assessed accurately. Any increase in the taxes imposed on wines can be expected to have a potentially adverse impact on overall sales of such products. However, the impact may not be proportionate to that experienced by distributors of other alcoholic beverages and may not be the same in every state.

The agreements we have in place with United Spirits and Dan Kay International provide the required licensing conduits that allow us to capture the sales relative to alcoholic beverages in the United States. The United States alcohol beverage business is based upon what is known as a “three-tier system.” The three tiers consist of an import or supplier tier if the product is domestically produced. The second tier is the wholesale tier. The third tier is known as the retail tier, consisting of an on and off premise split. The import/supply tier sells to the wholesale tier that then sells to the retail tier.

United Spirits, Inc. possesses the import/supply tier licensing as well as the required licenses in the states where we sell alcoholic beverages to the wholesale tier. We have contracted with United to facilitate the sales of the products using the licensing United has in place. This is a common third party provider relationship in the United States alcohol beverage business.

Dan-Kay International is the company that we contract warehousing services for the alcohol beverage products that come to rest in the United States. Dan-Kay maintains a required New York State warehousing license. This license has a level allowing the third party warehousing classified as “product of others.”

Employees

As of the date hereof, we do not have any employees other than our officers and directors. Our officers and directors will continue to work for us for the foreseeable future. We anticipate hiring appropriate personnel on an as-needed basis, and utilizing the services of independent contractors as needed.

DESCRIPTION OF PROPERTY

We lease our office and warehouse space in North Amityville, New York from United. On March 27, 2018, we entered into a lease extension with United. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

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SELECTED FINANCIAL DATA

	As of and for the Quarter Ended June 30,	As of and for the Quarter Ended June 30,	As of and for the Year Ended December 31,	As of and for the Year Ended December 31,
Iconic Brands, Inc.	2018	2017	2017	2016
	(unaudited)	(unaudited)	(audited and restated)	(audited and restated)

Statement of Operations Data:

Revenue	$143,551	$190,084	$3,219,881	$371,815
Net operating income (loss)	$(297,350)	$(121,071)	$168,736	$(704,393)
Net income (loss)	$(679,680)	$2,844,567	$4,242,883	$(6,029,362)

Balance Sheet Data:

Cash	$294,467	$26,124	$1,237,432	$2,216
Current assets	$694,947	$393,172	$1,613,353	$217,344
Total assets	$694,947	$393,172	$1,613,353	$217,344

Current liabilities	$1,949,082	$2,205,218	$2,148,579	$9,275,780
Total liabilities	$2,381,082	$2,205,218	$2,844,579	$9,275,780
Accumulated deficit	$(17,414,887)	$(14,481,549)	$(17,075,829)	$(21,042,207)

Net loss per common share – basic and diluted	$0.00	$0.00	$0.00	$(0.01)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this registration statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, our audited and unaudited financial statements and related notes elsewhere in this prospectus, which have been prepared in accordance with accounting principles generally accepted in the United States.

Summary Overview

We are a beverage company with expertise in developing, from inception to completion, alcoholic beverages for ourselves and third parties. We also market and place products into national distribution through long standing industry relationships. We engage in “Celebrity Branding” of beverages, procuring products from around the world and branding products with internationally recognized celebrities.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation.

Our Products

BiVi LLC, our subsidiary, is made up of BiVi 100 percent Sicilian Vodka. BiVi LLC’s mission is to promote and support the sales endeavors of the distribution network through targeted and national marketing endeavors and working with celebrity partner Chazz Palminteri.

Bellissima Spirits LLC, our subsidiary, entered into a License Agreement with Christie Brinkley, Inc. an entity owned by Christie Brinkley, to use Brinkley’s endorsement, signature, and other intellectual property owned by Bellissima Spirits LLC. Bellissima by Christie Brinkley is a line of Organic Prosecco. The line includes a DOC Brut, Sparkling Rose and a Zero Sugar, Zero Carb option which are All Natural and Gluten Free with all Certified Organic and Vegan.

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Results of Operations for the Three and Six Months Ended June 30, 2018 and 2017

Introduction

We had revenues of $143,551 and $190,084 for the three months ended June 30, 2018 and 2017, respectively. Our operating expenses were $359,057 and $220,145, for the three months ended June 30, 2018 and 2017, respectively. Our operating expenses consisted mostly of professional fees, marketing and advertising costs, occupancy costs, and travel and entertainment. During the six months ended June 30, 2018, we also incurred expenses for a special promotion program with a customer of $597,138, described in further detail below.

Revenues and Net Operating Loss

Our revenue, operating expenses, net operating loss, and net loss for the three and six months ended June 30, 2018 and 2017 were as follows:

	Three Months	Three Months	Six Months	Six Months
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Sales	$143,551	$190,084	$205,270	$490,973
Cost of Sales	81,843	91,008	119,252	213,246
Gross profit	61,708	99,074	86,018	277,725
	43.0%	52.1%	41.9%	56.6%
Operating expenses:
Officers compensation	3,207	-	3,207	-
Professional and consulting fees	59,121	24,019	71,407	40,335
Royalties	(75,002)	19,586	(68,412)	50,235
Special promotion program with customer	-	-	597,138	-
Marketing and advertising	192,740	4,226	252,055	21,688
Occupancy costs	36,696	35,956	80,494	55,971
Travel and entertainment	68,986	29,809	109,301	81,583
Other operating expenses	73,309	106,549	103,562	159,783
Total operating expenses	359,057	220,145	1,148,752	409,595

Net operating loss	(297,350)	(121,071)	(1,062,734)	(131,870)
Other income (expense)	(382,330)	2,965,638	284,577	6,172,752

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	91,352	16,854	439,099	15,897

Net income (loss)	$(588,328)	$2,861,421	$(339,058)	$6,056,779

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Sales

Our sales are comprised of sales of BiVi Sicilian Vodka and Bellissima Prosecco and Sparkling Wine. We had sales of $143,551 and $190,084 for the three months ended June 30, 2018 and 2017, respectively. We had sales of $205,270 and $490,973 for the six months ended June 30, 2018 and 2017, respectively.

Cost of Sales

Cost of sales for the three months ended June 30, 2018 were $81,843 compared to $91,008 during the three months ended June 30, 2017, a decrease of $9,165. Cost of sales for the six months ended June 30, 2018 were $119,252 compared to $213,246 during the six months ended June 30, 2017, a decrease of $93,994. Cost of sales included the cost of the products purchased from our Italian suppliers, freight-in costs and import duties. The decreased cost of sales in the current period was primarily due to lower sales in the current period.

Officers Compensation

Officers compensation for the three and six months ended June 30, 2018 was $3,207. We had no officers compensation for the three or six months ended June 30, 2017. During the time period through June 30, 2018, the Company used the services of its chief executive officer Richard DeCicco and its assistant secretary Roseann Faltings under informal compensation arrangements (without any employment agreements). Both entered into employment agreements effective July 1, 2018.

For the years ended December 31, 2017 and 2016, the Company accrued compensation of $250,000 per year ($150,000 for Mr. DeCicco; $100,000 for Ms. Faltings) for their services rendered. In 2016, the compensation was allocated 50% to Iconic ($125,000), 30% to Bellissima ($75,000), and 20% to BiVi ($50,000). In 2017, the compensation was allocated 50% to Iconic ($125,000), 40% to Bellissima ($100,000), and 10% to BiVi ($25,000). The $500,000 liability at June 30, 2018 and December 31, 2017 is included in “Accounts Payable and Accrued Expenses” on the Consolidated Balance Sheet at June 30, 2018 and December 31, 2017.

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Professional and Consulting Fees

Professional and consulting fees expense was $59,121, for the three months ended June 30, 2018, compared to $24,019, for the three months ended June 30, 2017, an increase of $35,102, or 146%. Professional and consulting fees expense was $71,407, for the six months ended June 30, 2018, compared to $40,335, for the six months ended June 30, 2017, an increase of $31,072, or 77%.

Professional and consulting fees consist primarily of legal and, accounting and auditing services. The increase of these fees was primarily due to increased use of professionals relating to financing and auditing activity. In May 2018, we recognized $23,250 of stock-based compensation charged to professional and consulting fees in connection with the issuance of 7,500,000 warrants to a law firm for services rendered.

Royalties

Royalties for the three months ended June 30, 2018 were $(75,002) compared to $19,586 during the three months ended June 30, 2017, a decrease of $94,588. Royalties for the six months ended June 30, 2018 were $(68,412) compared to $50,235 during the six months ended June 30, 2017, a decrease of $118,647. Royalties are paid to entities controlled by Christie Brinkley (on sales of Bellissima products) and Chazz Palminteri (on sales of BiVi products). The decrease in royalties in 2018 was due to a June 2018 reduction of an over accrual of estimated royalties payable at December 31, 2017.

Special Promotion Program with Customer

During the six months ended June 30, 2018, we incurred a marketing expense of $597,138 associated with the sale of approximately $2.1 million of the Bellissima product. This expense related to a “buy one get one free offer” which was offered by a major retailer for which redemptions were submitted in the first quarter of 2018. This was a one-time expense and we did not have this expense in any other period.

Marketing and Advertising

Marketing and advertising expenses for the three months ended June 30, 2018 were $192,740 compared to $4,226 during the three months ended June 30, 2017, an increase of $188,514. Marketing and advertising expenses for the six months ended June 30, 2018 were $252,055 compared to $21,688 during the six months ended June 30, 2017, an increase of $230,367. The increase of marketing and advertising expenses in the current period was primarily due to (1) costs relating to certain conventions which we participated in to promote a new line of Bellissima products; (2) promotional programs with our Bellissima customer servicing Publix; and (3) a $65,000 obligation to a consultant who we contracted to find new customers for Bellissima products.

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Occupancy Costs

Occupancy costs for the three months ended June 30, 2018 were $36,696 compared to $35,956 during the three months ended June 30, 2017, an increase of $740. Occupancy costs for the six months ended June 30, 2018 were $80,494 compared to $55,971 during the six months ended June 30, 2017, an increase of $24,523. Occupancy costs consist primarily of lease payments for office and warehouse space in Amityville, New York and office space in New Hampshire. The increased occupancy costs in the current period was primarily due to an increase in monthly rent for the Amityville, New York space commencing February 2018.

Travel and Entertainment

Travel and entertainment expenses for the three months ended June 30, 2018 were $68,986 compared to $29,809 during the three months ended June 30, 2017, an increase of $39,177. Travel and entertainment expenses for the six months ended June 30, 2018 were $109,301 compared to $81,583 during the six months ended June 30, 2017, an increase of $27,718, or 34%. Travel and entertainment expenses consist primarily of airfare, hotel and related costs incurred in connection with trips made by our CEO and assistant secretary for marketing and potential new product purposes.

Other Operating Expenses

Other operating expenses were $73,309, for the three months ended June 30, 2018, compared to $106,549, for the three months ended June 30, 2017, a decrease of $33,240, or 31%. Other operating expenses were $103,562, for the six months ended June 30, 2018, compared to $159,783, for the six months ended June 30, 2017, a decrease of $56,221, or 35%. Other operating expenses include automobile, insurance, compliance, and office expenses and expenses relating to Christie Brinkley appearances at Bellissima promotions.

Net Operating Loss

Net operating loss was $297,350 for the three months ended June 30, 2018, compared to $121,071, for the three months ended June 30, 2017, an increase of $176,279. Net operating loss was $1,062,734 for the six months ended June 30, 2018, compared to $131,870, for the six months ended June 30, 2017, an increase of $930,864. Net operating loss increased for the six months ended June 30, 2018, primarily due to the special promotion program with customer described above, lower sales revenue and higher marketing expenses.

Other Income/Expense

Other expense was $382,330 for the three months ended June 30, 2018, compared to other income of $2,965,638 for the three months ended June 30, 2017, a decrease of $3,347,968. Other expense for the three months ended June 30, 2018 included expense from derivative liability of $321,017 compared to income from derivative liability of $2,989,230 for the three months ended June 30, 2017. Other income was $284,577 for the six months ended June 30, 2018, compared to other income of $6,172,752 for the six months ended June 30, 2017, a decrease of $5,888,175. Other income for the six months ended June 30, 2018 included income from derivative liability of $405,848 compared to income from derivative liability of $6,228,292 for the three months ended June 30, 2017.

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The change in other income attributable to derivative liabilities is based on the various debt and warrant issuances outstanding as of the balance sheet dates. The $6,228,292 income from derivative liability for the six months ended June 30, 2017 resulted primarily from a $535,352 decrease in convertible notes payable with variable conversion features from $962,623 at December 31, 2016 to $427,271 at June 30, 2017.

Income of $405,848 from derivative liabilities during the six months ended June 30, 2018 consisted of $141,848 from convertible notes (largely due to the decrease in our stock price from $0.0065 per share at December 31, 2017 to $0.0048 per share at June 30, 2018) and $264,000 from warrants (also largely due to the decrease in our stock price from $0.0065 per share at December 31, 2017 to $0.0048 per share at June 30, 2018).

Net Loss (Income) Attributable to Noncontrolling Interests in Subsidiaries and Variable Interest Entity

Net loss attributable to noncontrolling interests in subsidiaries and variable interest entity represents 49% of the net loss of Bellissima and BiVi (which we own 51%) and 100% of United Spirits (which we own 0%) and is accounted for as a reduction in the net loss attributable to the Company. This net loss for the three months ended June 30, 2018 was $91,352 compared to net loss of $16,854 for the three months ended June 30, 2017. Net loss from other entities increased for the three months ended June 30, 2018 primarily due to the higher net loss of Bellissima in 2018.

Net loss attributable to noncontrolling interests in subsidiaries and variable interest entity for the six months ended June 30, 2018 was $439,099 compared to net loss of $15,897 for the six months ended June 30, 2017. Net loss from other entities increased during the six months ended June 30, 2018, primarily due to the higher net loss of Bellissima in 2018.

Net Income/Loss

Net loss attributable to the Company for the three months ended June 30, 2018 was $588,328 or $(0.00) per share compared to net income attributable to the Company of $2,861,421 or $0.00 per share for the three months ended June 30, 2017. Net income (loss) attributable to the Company decreased during the three months ended June 30, 2018, as set forth above, primarily due to a change in the income from derivative liability from $2,989,230 in 2017 to a loss of $321,017 in 2018.

Net loss attributable to the Company for the six months ended June 30, 2018 was $(339,058) or $(0.00) per share compared to net income attributable to the Company of $6,056,779 or $0.01 per share for the six months ended June 30, 2017. Net income (loss) attributable to the Company decreased during the six months ended June 30, 2018, as set forth above, primarily due to a change in the income from derivative liability from $6,228,292 in 2017 to $405,848 in 2018.

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Results of Operations for the Years Ended December 31, 2017 and 2016

Introduction

We had revenues of $3,219,881 and $371,815 for the years ended December 31, 2017 and 2016, respectively. Our operating expenses were $1,264,519 for the year ended December 31, 2017 compared to $828,134 for the year ended December 31, 2016, an increase of $436,385, or 53%. Our operating expenses included royalties of $321,741 in 2017. Under a license agreement dated May 25, 2015, BiVi LLC pays a royalty fee equal to 5% of monthly gross sales of BiVi Brand products with minimum royalty fees of $100,000 in the first year, $150,000 in the second year, $165,000 in the third year, $181,500 in the fourth year, $199,650 in the fifth year and $219,615 in the sixth year and each subsequent year. Under a license agreement, Bellissima Spirits LLC pays a royalty fee equal to 10% of monthly gross sales of Bellissima Brand products.

Revenues and Net Operating Loss

Our revenues, operating expenses, and net operating loss for the years ended December 31, 2017 and 2016 were as follows:

	Year Ended	Year Ended
	December 31,	December 31,	Increase /
	2017	2016	(Decrease)

Sales	$3,219,881	$371,815	$2,848,066
Cost of Sales	1,786,626	248,074	1,538,552
Gross Profit	1,433,255	123,741	1,309,514

Operating expenses:
Royalties	321,741	33,778	287,963
Professional fees	87,671	90,074	(2,403)
Other operating expenses	771,094	704,282	66,812
Total operating expenses	1,264,519	828,134	436,385

Net operating income (loss)	168,736	(704,393)	873,129
Other income (expense)	4,074,147	(5,324,969)	9,399,116

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	(276,505)	58,120	(334,625)

Net income (loss)	$3,966,378	$(5,971,242)	$9,937,620

Sales

Our sales are comprised of sales of BiVi Sicilian Vodka and Bellissima Prosecco and Sparkling Wine. Sales were $3,219,881 for the year ended December 31, 2017 compared to $371,815 for the year ended December 31, 2016, an increase of $2,848,066, or 766%. Sales increased primarily due to significant sales to our Bellissima customer servicing Publix from September 2017 to December 2017.

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Cost of Sales

Cost of sales for the year ended December 31, 2017 were $1,786,626 compared to $248,074 during the year ended December 31, 2016, an increase of $1,538,552. Cost of sales includes the cost of the products purchased from our Italian suppliers, freight-in costs and import duties. The increased cost of sales in the current period was primarily due to higher sales in 2017 compared to 2016.

Officers Compensation

Officers compensation for the year ended December 31, 2017 was $250,000 compared to $271,521 for the year ended December 31, 2016, a decrease of $21,521 or 8%.

For the years ended December 31, 2017 and 2016, the Company accrued compensation of $250,000 per year ($150,000 for Mr. DeCicco; $100,000 for Ms. Faltings) for their services rendered. In 2016, the compensation was allocated 50% to Iconic ($125,000), 30% to Bellissima ($75,000), and 20% to BiVi ($50,000). In 2017, the compensation was allocated 50% to Iconic ($125,000), 40% to Bellissima ($100,000), and 10% to BiVi ($25,000). The $500,000 liability at June 30, 2018 and December 31, 2017 is included in “Accounts Payable and Accrued Expenses” on the Consolidated Balance Sheet at June 30, 2018 and December 31, 2017.

Professional and Consulting Fees

Professional and consulting fees expense was $87,671, for the year ended December 31, 2017, compared to $90,074, for the year ended December 31, 2016, a decrease of $2,403, or about 3%.

Professional and consulting fees consist primarily of legal and, accounting and auditing services.

Royalties

We expensed royalties of $321,741 for the year ended December 31, 2017 compared to $33,778 for the year ended December 31, 2016, an increase of $287,963, or 853%. Royalties increased due to the higher sales in 2017 compared to 2016.

Marketing and Advertising

Marketing and advertising expenses for the year ended December 31, 2017 were $84,013 compared to $108,155 during the year ended December 31, 2016, a decrease of $24,142.

Occupancy Costs

Occupancy costs for the year ended December 31, 2017 were $107,118 compared to $50,125 during the year ended December 31, 2016, an increase of $56,993. Occupancy costs consist primarily of lease payments for office and warehouse space in Amityville, New York and office space in New Hampshire.

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Travel and Entertainment

Travel and entertainment expenses for the year ended December 31, 2017 were $141,821 compared to $164,656 for the year ended December 31, 2016, a decrease of $22,835, or about 14%. Travel and entertainment expenses consist primarily of airfare, hotel and related costs incurred in connection with trips made by our CEO and assistant secretary for marketing and potential new product purposes.

Other Operating Expenses

Other operating expenses were $272,155 for the year ended December 31, 2017 as compared to $109,825 for the year ended December 31, 2016, an increase of $162,330, or about 148%. For the year ended December 31, 2017, other operating expenses include automobile, insurance, office expenses and expenses relating to Christie Brinkley appearances at Bellissima promotions.

Net Operating Income/Loss

Net operating income for the year ended December 31, 2017 was $168,736, compared to a net operating loss of ($704,393) for the year ended December 31, 2016, an increase of $873,129. Net operating income (loss) increased, as set forth above, primarily because sales increased by $2,848,066, offset by increases in cost of sales and operating expenses.

Other Income/Expense

Other income for the year ended December 31, 2017 was $4,074,147, compared to other expenses of ($5,324,969) for the year ended December 31, 2016, an increase of $9,399,116. The increase was primarily due to fluctuations of our derivative liabilities from an expense of ($5,357,645) for the year ended December 31, 2016 to income of $7,429,979 for the year ended December 31, 2017. We also reported losses on conversion of debt of ($3,178,010) for the year ended December 31, 2017 and ($202,162) for the year ended December 31, 2016.

Our convertible notes contain variable conversion features based on the future trading price of our common stock. Therefore, the number of shares of common stock issuable upon conversion of the notes are indeterminate. Accordingly, we recorded the $7,260,885 fair value of the embedded conversion features at December 31, 2016 as a derivative liability. The $6,802,813 decrease in the fair value of the derivative liability from $7,260,885 at December 31, 2016 to $458,072 at December 31, 2017 was credited to income from derivative liability. For further details, see Note 8 of our consolidated financial statements for the years ended December 31, 2017 and 2016.

Net Loss (Income) attributable to Noncontrolling Interests in Subsidiaries and Variable Interest Entity

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity represents 49% of the net loss of Bellissima and BiVi (which we own 51%) and 100% of United Spirits (which we own 0%) and is accounted for as a reduction in the net loss attributable to the Company. This net loss (income) for the year ended December 31, 2017 was $(276,505) compared to net loss of $58,120 for the year ended December 31, 2016, a decrease of $334,625. Net loss (income) from other entities decreased during the year ended December 31, 2017 primarily due to net income of Bellissima in 2017.

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Net Income/Loss

Net income attributable to the Company for the year ended December 31, 2017 was $3,966,378, or $0.00 per share, compared to a net loss of ($5,971,242, or $(0.01) per share, for the year ended December 31, 2016, an increase of $9,937,620. Net income (loss) increased, as set forth above, primarily due to the $2,848,066 increase of our sales and income from derivative liabilities of $7,429,979, offset by a loss on conversion of debt of ($3,178,010).

Liquidity and Capital Resources

Introduction

During the year ended December 31, 2017, because we generated sufficient revenue, we had positive operating cash flows. Our cash on hand as of June 30, 2018 was $294,467. Our average monthly cash flow burn rate for 2017 was approximately $20,000 while our average monthly cash provided by operating activities was approximately $56,000.We have medium cash needs in the short term, and as our operating expenses increase, we will face strong to medium long term cash needs. We anticipate that our cash flows from operations will satisfy our cash flow needs for the next year, but if revenues do not keep up with our expenses, it will be necessary to seek other methods to finance our operations and any growth opportunities, including the sale of convertible debt and equity securities.

Our cash, current assets, total assets, current liabilities, and total liabilities as of June 30, 2018 and December 31, 2017, respectively, are as follows:

	June 30,	December 31,
	2018	2017	Change

Cash	$294,467	$1,237,432	$(942,965)
Total Current Assets	694,947	1,613,353	(918,406)
Total Assets	694,947	1,613,353	(918,406)
Total Current Liabilities	1,949,082	2,148,579	(199,497)
Total Liabilities	$2,381,082	$2,844,579	$(463,497)

Our cash and total current assets decreased primarily due to the $1,062,734 loss from operations in the six months ended June 30, 2018. Our total current liabilities decreased primarily due to the $241,021 decrease in accounts payable and accrued expense and the $141,848 decrease in derivative liability on convertible debt, offset by increases in other current liabilities. Our working capital deficit increased from ($535,226) to ($1,254,135), and our stockholders’ deficit increased by $454,909 to $1,686,135.

We hope that the revenues we generate from sales of our products will be able to satisfy our obligations in full without the need to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts. Please see the “Risk Factors” beginning on page 5.

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Cash Requirements

Our cash on hand as of June 30, 2018 was $294,467. We anticipate that the funding from our existing contractual relationships will be enough to sustain us for the next 12 months.

Sources and Uses of Cash for the Six Month Periods Ended June 30, 2018 and 2017

Operations

We had net cash used in operating activities of $1,305,072 for the six months ended June 30, 2018, compared to $256,647 for the six months ended June 30, 2017. The $1,048,425 increase was primarily due to the $1,062,734 loss from operations.

Investments

We had no net cash provided by or used in investing activities for the three and six months ended June 30, 2018 and 2017. Our future plans include raising additional working capital for the purpose of funding marketing, inventory purchases, sales efforts and staffing increases along with other operational opportunities.

Financing

Our net cash provided by financing activities for the six months ended June 30, 2018 was $362,107, which consisted of $300,000 of proceeds from the sale of Series E Preferred Stock and warrants, compared to net cash provided by financing activities of $327,076 for the six months ended June 30, 2017, which consisted of proceeds from the issuance of debt of $300,894 and net proceeds from loans payable to an officer and affiliated entity of $26,182.

Sources and Uses of Cash for the Year Ended December 31, 2017 and 2016

Operations

Our net cash provided by (used in) operating activities for the years ended December 31, 2017 and 2016 was $674,030 and ($235,752), respectively, an increase of $909,782. The increase was primarily due to the $873,129 increase in income (loss) from operations from $(704,393) in 2016 to $168,736 in 2017.

Investments

We had no net cash provided by or used in investing activities for the years ended December 31, 2017 and 2016. Our future plans include raising additional working capital for the purpose of funding marketing, inventory purchases, sales efforts and staffing increases along with other operational opportunities.

Financing

Our net cash provided by financing activities for the years ended December 31, 2017 and 2016 was $561,186 and $232,159, respectively, an increase of $329,027, or 142%. The increase was primarily a result of proceeds from the issuance of debt-net in 2017 of $341,837, compared to $223,303 in 2016, and proceeds of $300,000 from the sale of common stock and warrants in 2017 while we had no such proceeds in 2016.

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Critical Accounting Policies and Estimates

Principles of Consolidation

The consolidated financial statements include the accounts of Iconic, its two 51% owned subsidiaries BiVi LLC and Bellissima Spirits LLC, and United Spirits, Inc., a variable interest entity of Iconic (see Note 5 of our consolidated financial statements for the years ended December 31, 2017 and 2016) (collectively, the “Company”). All inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, we use a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is carried at face value less any unamortized debt discounts.

Cash and Cash Equivalents

We consider all liquid investments purchased with original maturities of ninety days or less to be cash equivalents. At December 31, 2017, cash included approximately $931,076 not covered by FDIC insurance.

Accounts Receivable, Net of Allowance for Doubtful Accounts

We extend unsecured credit to customers in the ordinary course of business but mitigates risk by performing credit checks and by actively pursuing past due accounts. The allowance for doubtful accounts is based on customer historical experience and the aging of the related accounts receivable. At December 31, 2017 and 2016, the allowance for doubtful accounts was $0.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items. Inventory at December 31, 2017 and December 31, 2016 consists of cases of BiVi Vodka and cases of Bellissima sparkling wines purchased from our Italian suppliers.

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Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred. Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders. Collectability criteria are satisfied through credit approvals. Delivery criteria are satisfied when the products are shipped to a customer and title and risk of loss passes to the customer in accordance with the terms of sale. We have no obligation to accept the return of products sold other than for replacement of damaged products. Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), we do not offer any sales incentives or other rebate arrangements to customers.

Shipping and Handling Costs

Shipping and handling costs to deliver product to customers are reported as operating expenses in the accompanying statements of operations. Shipping and handling costs to purchase inventory are capitalized and expensed to cost of sales when revenue is recognized on the sale of product to customers.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation”. For the year ended December 31, 2017, stock-based compensation was $20,000. For the year ended September 30, 2016, stock-based compensation was $0.

Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding and to be issued to Escrow Agent (see Note 8 of our consolidated financial statements for the years ended December 31, 2017 and 2016) during the period of the financial statements.

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Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and to be issued to Escrow Agent (see Note 8 of our consolidated financial statements for the years ended December 31, 2017 and 2016) and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

The following is a reconciliation of the numerator and denominator we used in our computation of diluted earnings per common share for the year ended December 31, 2017:

Numerator:
	Net income attributable to Iconic Brands, Inc.		$3,966,378
	Add interest expense on convertible debt assumed to be converted at later of issuance date or January 1, 2017		70,649
	Net income available to common shareholders		$4,037,027
Denominator:
	Basic weighted average common shares outstanding and to be issued to Escrow Agent		1,311,739,126
	Add:	Convertible Debt	255,250,127
		Warrants	-
		Series D Preferred Stock	1,630,947,998
	Diluted weighted average common shares outstanding and to be issued to Escrow Agent		3,197,937,251

We did not include any outstanding warrants from the diluted shares calculation as the $0.01 exercise price of the outstanding warrants was higher than the average trading price of our common stock for the relevant periods.

Recently Issued Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on our financial position and results of operations from adoption of these standards is not expected to be material.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no disclosure required by this item.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person, and the date such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Family relationships among any of the directors and officers are described below.

Name	Age	Position(s)

Richard DeCicco	60	Chief Executive Officer, Director

Roseann Faltings	61	Secretary, Director

Richard DeCicco, age 60, is our Chief Executive Officer and a member of our Board of Directors. Mr. DeCicco has served as our President, Secretary and Director since 2007 (with the only exception of the period between September 2014 and April 2015). With over 34 years’ experience in the global liquor industry, Mr. DeCicco has been a senior executive and a leader in the wine and spirits industry. Previously, Mr. DeCicco served as President of Harbrew Imports Ltd. since its inception in 1999. Prior to his appointment at Harbrew Imports Ltd, Mr. DeCicco was the CEO and President of Harbor Industries from 1990 to 1997. Harbor Industries is a production facility, which handles over 2 million cases of products per year and with over 600 employees. In addition to having been the national provider for The Paddington Corporation brands from 1990 to 1997, Mr. DeCicco pioneered what is now known within the field as Value Added Packaging (VAP). Mr. DeCicco brings a great deal of creativity, market savvy, and brand development knowledge to our company.

Roseann Faltings, age 61, is our Secretary and a member of our Board of Directors. Ms. Faltings is an international liquor industry veteran of more than 12 years with experience in brand development, marketing, sales and distribution across the beer, wine and spirits categories. Throughout her executive career, Roseann has worked on United Spirits’ current brand portfolio, as well as Danny DeVito’s Premium Limoncello, Yanjing Beer, (The National Beer of China), Johnny Bench 5 Scotch Whisky and other private label products. Ms. Faltings was previously an employee of the Company, beginning in 2003. In 2005, she was appointed VP of Sales and Marketing for Iconic Brands, Inc. and she continued to serve in that role until she resigned pursuant to the terms of the merger with MMBA in September of 2014. Ms. Faltings maintains strong relationships within the U.S. distribution and wholesale supply chain. One of highlights of her career was the negotiations with Paramount Studios in the development of “The Godfather Vodka” that she spearheaded.

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EXECUTIVE COMPENSATION

Narrative Disclosure of Executive Compensation

The Company uses the services of its chief executive officer Richard DeCicco and its assistant secretary Roseann Faltings under Employment Agreements that took effect on July 1, 2018. Prior to that date, they provided their services according to informal compensation arrangements (without any employment agreements).

For the years ended December 31, 2017 and 2016, the Company accrued compensation of $250,000 per year ($150,000 for Mr. DeCicco; $100,000 for Ms. Faltings) for their services rendered. We have not yet paid these amounts to the officers, and the $500,000 liability at June 30, 2018 and December 31, 2017 is included in “Accounts Payable and Accrued Expenses” on the Consolidated Balance Sheet at June 30, 2018 and December 31, 2017.

Employment Agreements

Richard DeCicco

Effective July 1, 2018, we entered into an Employment Agreement with Mr. DeCicco. Pursuant to his Employment Agreement, Mr. DeCicco will receive a base salary of $265,000 per year. In exchange for services previously performed, Mr. DeCicco was also granted a stock award under the Employment Agreement. However, these shares will not be issued until the Company undergoes a reverse stock split. The award is equal to the post-reverse split equivalent of 75,000,000 shares of our common stock. For example, if the Company undergoes a 250-for-1 reverse stock split, he will be issued 300,000 shares post-split. His stock award includes registration rights to be included in the next registration statement after issuance. We will provide Mr. DeCicco with a car and cover its expenses. Mr. DeCicco will also be entitled to participate in our employee benefit plans and receive equity incentive awards as determined by the Board of Directors.

If we sell any brand that we own, we will pay Mr. DeCicco 23% of the gross sales proceeds of the sale. This provision survives any termination of his Employment Agreement.

If we terminate Mr. DeCicco without Cause or he resigns for Good Reason, as defined in the Employment Agreement, we must pay Mr. DeCicco a severance equal to twice his annual base salary. We will also pay him any earned but unpaid bonuses.

Roseann Faltings

Effective July 1, 2018, we entered into an Employment Agreement with Ms. Faltings. Pursuant to his Employment Agreement, Ms. Faltings will receive a base salary of $150,000 per year. In exchange for services previously performed, Ms. Faltings was also granted a stock award under the Employment Agreement However, these shares will not be issued until the Company undergoes a reverse stock split. The award is equal to the post-reverse split equivalent of 25,000,000 shares of our common stock. For example, if the Company undergoes a 250-for-1 reverse stock split, she will be issued 100,000 shares post-split. Her stock award includes registration rights to be included in the next registration statement after issuance. We will provide Ms. Faltings with a car and cover its expenses. Ms. Faltings will also be entitled to participate in our employee benefit plans and receive equity incentive awards as determined by the Board of Directors.

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If we sell any brand that we own, we will pay Ms. Faltings 23% of the gross sales proceeds of the sale. This provision survives any termination of her Employment Agreement.

If we terminate Ms. Faltings without Cause or she resigns for Good Reason, as defined in the Employment Agreement, we must pay Ms. Faltings a severance equal to twice her annual base salary. We will also pay her any earned but unpaid bonuses.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer and Secretary for the years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Richard DeCicco,	2017	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000
Chief Executive Officer (1)	2016	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000

Roseann Faltings,	2017	100,000	-0-	-0-	-0-	-0-	-0-	-0-	100,000
Secretary (2)	2016	100,000	-0-	-0-	-0-	-0-	-0-	-0-	100,000

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We may develop such a policy in the future, but for now all of our directors are also officers, and we do not currently intend to provide for additional compensation related to their duties as directors.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 14, 2018, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

NAME AND ADDRESS: (1)	Richard DeCicco (6)		Roseann Faltings (6)		Total Officers and Directors

COMMON STOCK:

Common Stock Shares	578,423,626	(7)	516,875,545	(8)	1,633,219,585	(9)

Percentage of Outstanding Common Stock (2)	28.5	%(7)	25.5	%(8)	53.0	%(9)

PREFERRED STOCK:

Series A Preferred Stock Shares	1		-		1

Percentage of Outstanding Series A Preferred Stock (3)	100%		-		100%

Series C Preferred Stock Shares	1,000		-		1,000

Percentage of Outstanding Series C Preferred Stock (4)	100%		-		100%

Series D Preferred Stock Shares	5		5		10

Percentage of Outstanding Series D Preferred Stock (5)	50%		50%		100%

________________

(1)	Unless otherwise indicated, the address of the shareholder is c/o Iconic Brands, Inc., 44 Seabro Avenue, Amityville, NY 11701.

(2)	Based on 1,509,941,153 shares of common stock, 1 share of Series A Preferred Stock, 1,000 shares of Series C Preferred Stock and 10 shares of Series D Preferred Stock, issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Based on one (1) share of Series A Preferred Stock issued and outstanding.

(4)	Based on one thousand (1,000) shares of Series C Preferred Stock issued and outstanding.

(5)	Based on ten (10) shares of Series D Preferred Stock issued and outstanding.

(6)	Indicates one of our officers or directors.

(7)	Includes 61,598,131 shares of common stock and 506,342,229 shares of common stock issuable upon conversion of all five (5) shares of Series D Preferred Stock.

(8)	Includes 50,050 shares of common stock and 506,342,229 shares of common stock issuable upon conversion of all five (5) shares of Series D Preferred Stock.

(9)	Includes 61,648,181 shares of common stock and 1,604,341,899 shares of common stock issuable upon conversion of all ten (10) shares of Series D Preferred Stock.

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Other than as set forth above, the issuer is not aware of any person who owns of record, or is known to own beneficially, five percent (5%) or more of the outstanding securities of any class of the issuer.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Exchange Agreement and Subsequent Unwind of Merger

On September 10, 2014, we entered into a Share Exchange Agreement (the “Agreement”) and merger with Medical Marijuana Business Academy, LLC, a company organized pursuant to the laws of the State of Colorado (“MMBA”), and MJ Business Academy, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, on September 10, 2014, MMBA merged with and into Merger Sub, with Merger Sub continuing as the surviving entity that succeeded to all of the assets, liabilities and operations of MMBA and whereby MMBA effectively became our wholly-owned operating subsidiary (the “Merger”).

At the effective time of the Merger, the outstanding membership interest units of MMBA, held by Phillip Stark and Charles Houghton, were exchanged for a total of 60,000,000 newly issued shares of our common stock as consideration for the Merger, and as such, Mr. Stark and Mr. Houghton, as the sole members of MMBA, held a controlling voting interest in our outstanding common stock. At Closing, our CEO, Richard DeCicco, also transferred his One (1) Share of Series A Preferred Stock to Mr. Stark and Mr. Houghton, giving them control of the our preferred stock, as well.

The Agreement contained customary terms and conditions for agreements of this type, including completion of due diligence by the parties and approval of the Merger by MMBA members. At the effective time of the Merger, MMBA’s current officers and directors were appointed as officers and directors of the Company. The Merger became effective on September 10, 2014.

A copy of the Agreement was attached to our Form 8-K filed with the SEC on May 21, 2015 as Exhibit 2.1. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Effective on April 9, 2015, the Company, MMBA and Merger Sub entered into an Unwind Agreement (the “Unwind Agreement”) whereby Mr. Houghton and Mr. Stark agreed to transfer their 60,000,000 shares of our common stock, and to return the One (1) Share of Series A Preferred Stock to Mr. DeCicco, in exchange for the unwinding of the merger, and a return to Mr. Houghton and Mr. Stark of all of the membership interest units in MMBA.

At the Closing of the Unwind Agreement on April 23, 2015, Richard DeCicco was appointed President and Director of the Company and Merger Sub. Following Mr. DeCicco’s appointment, Mr. Stark and Mr. Houghton resigned all officer and director positions in both the Company and Merger Sub, and Mr. DeCicco remains as sole officer and director of Iconic Brands, Inc. and MJ Business Academy, Inc.

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As of the Closing of the Unwind Agreement, neither the Company, nor Merger Sub holds any right, title or interest in or to any of the assets of Medical Marijuana Business Academy, LLC, and MMBA is a private entity once again owed solely by its Managing Members, Phillip Stark and Charles Houghton.

A copy of the Unwind Agreement was attached to our Form 8-K filed with the SEC on May 21, 2015 as Exhibit 10.2. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

From the Closing of the Merger on September 10, 2014 to the Unwind on April 23, 2015, Charles Houghton and Phillip Stark, held the Control Block consisting of the 60,000,000 new shares of common stock which were issued by the Company and the One (1) Share of Series A Preferred Stock which was transferred from Richard DeCicco to Mr. Stark and Mr. Houghton. During that time period, Mr. Stark served as CEO and Mr. Houghton served as our President, and they were our only Directors, but the operations and assets of MMJBA were never integrated into the Company, and MMJBA was operated as a separate business.

On April 23, 2015, with the Closing of the Unwind Agreement, Mr. Stark and Mr. Houghton transferred their 60,000,000 shares of our common stock, and they transferred their One (1) Share of Series A Preferred Stock back to Richard DeCicco. These transfers were finalized by our transfer agent on May 8, 2015, once again giving Richard DeCicco voting control of the Company, Mr. DeCicco was appointed President, CEO and Director of Iconic Brands, Inc. and MJ Business Academy, Inc., and immediately thereafter, Mr. Stark and Mr. Houghton resigned from all officer and director positions held in the Company and Merger Sub.

Acquisition of BiVi LLC

On May 15, 2015, we entered into a Securities Exchange Agreement, with the members of BiVi LLC, a Nevada limited liability company under which we acquired a 51% majority interest in BiVi LLC in exchange for the issuance (a) 1,000,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock. The remaining 49% interest in BiVi LLC is owned by Richard DeCicco, Roseann Faltings and PNBM Holdings.

Upon satisfaction of the conditions set forth in the Securities Exchange Agreement, the Closing was held on May 31, 2015. At Closing, BiVi LLC became our majority owned subsidiary. Under the terms of the Securities Exchange Agreement, we must provide working capital, from time to time, of up to $750,000.00 pursuant to a Working Capital Facility, to be repaid by BiVi LLC from working capital generated from BiVi LLC’s operations. Provided that, in the event that we fail to provide working capital of at least $40,000.00 per month, and such failure shall continue for a period of sixty (60) calendar days thereafter then BiVi LLC may, at its option, by written notice to us, declare a default. In the event of such default, we shall surrender the Majority Interest back to BiVi LLC for retirement and the Holders of the Series C Preferred Stock shall surrender all outstanding shares back to Iconic for retirement (“BiVi Unwind”). In the event of the BiVi Unwind, BiVi LLC shall issue a 5% promissory note to us with a principal amount equal to the then outstanding unpaid balance of the Working Capital Facility advanced to BiVi LLC prior to the Unwind, payable upon the acquisition of the majority of the outstanding stock or assets of BiVi LLC, including but not limited to the BiVi Brand of products, by a third party, but in no event later than 36 months from issuance.

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Prior to the Closing, BiVi LLC was beneficially owned and controlled by Richard DeCicco, the majority shareholder, President, CEO and Director of Iconic Brands, Inc.

A copy of the Securities Exchange Agreement was attached to our Form 8-K filed with the SEC on May 21, 2015 as Exhibit 10.3. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Distribution Agreement

On May 1, 2015, BiVi entered into a Distribution Agreement with United Spirits, Inc. (“United”) for United to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell BiVi’s product for an agreed distribution fee equal to $1.00 per case of product sold. United is owned and managed by Richard DeCicco, the controlling shareholder, President, CEO, and Director of Iconic.

In November 2015, Bellissima and United agreed to have United distribute and wholesale Bellissima’s Products under the same terms contained in the Distribution Agreement with BiVi described in the preceding paragraph.

Lease Agreement

We lease our office and warehouse space in North Amityville, New York from United. On March 27, 2018, we entered into a lease extension with United. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 4 of our Articles of Incorporation provides that, to the fullest extent permitted by Section 78 of the Nevada Revised Statutes, as the same may be amended and supplemented, the directors of the corporation are not personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, but may be personally liable for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of NRS 78.300, as amended. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Section 5 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the Company.

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Article IX of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You should refer to the registration statement and its exhibits and schedules for further information. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of documents we file with the Commission, including this prospectus, the registration of which it is a part and the related exhibits, may be read and copies at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available through the Commission’s website at the following address: http://www.sec.gov.

We are not currently subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. However, we have filed periodic reports and other information with the OTC Markets. Such periodic reports and other information are available on the OTC Markets website at http://www.otcmarkets.com/stock/ICNB/disclosure. Upon registration of this offering, we will file periodic reports and other information with the Commission. We maintain a website at www.jpgnicbrandsusa.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the Commission. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

EXPERTS

The audited financial statements of Iconic Brands, Inc. as of December 31, 2017 and 2016 appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of BMKR, LLP, given on the authority of such firm as experts in accounting and auditing.

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INDEX TO FINANCIAL STATEMENTS

For the Three and Six Months ended June 30, 2018 and 2017

For the Years ended December 31, 2017 and 2016

F-1

Iconic Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2018	2017
	(Unaudited)	(Restated)
Assets

Current assets:
Cash and cash equivalents	$294,467	$1,237,432
Accounts receivable	193,693	311,074
Inventory	206,787	59,847
Prepaid inventory	-	5,000

Total current assets	694,947	1,613,353

Total assets	$694,947	$1,613,353

Liabilities and Stockholders' Deficiency

Current liabilities:
Current portion of debt	$597,109	$495,404
Accounts payable and accrued expenses	854,974	1,095,995
Loans payable to officer and affiliated entity
- non interest bearing and due on demand	122,481	60,374
Accrued interest payable	58,294	38,734
Derivative liability on convertible debt	316,224	458,072

Total current liabilities	1,949,082	2,148,579

Derivative liability on warrants	432,000	696,000
Total liabilities	2,381,082	2,844,579
Commitments and contingencies (Note 12)

Stockholders' deficiency:
Preferred stock, $.001 par value; authorized 100,000,000 shares:
Series A, 1 and 1 share issued and outstanding, respectively	1	1
Series C, 1,000 and 1,000 shares issued and outstanding, respectively	1	1
Series D, 10 and 10 shares issued and outstanding, respectively	-	-
Series E, 2,400,000 and 0 shares issued and outstanding, respectively	2,400	-

Common stock, $.001 par value; authorized 2,000,000,000 shares,
1,329,313,572 and 1,104,391,831 shares issued and outstanding respectively	1,329,313	1,104,392

Common stock to be issued to Escrow Agent, $.001 par value; 133,550,779 and 478,472,520 shares, respectively	133,551	478,473

Additional paid-in capital	14,624,522	14,183,672

Accumulated deficit	(17,414,887)	(17,075,829)

Total Iconic Brands, Inc. stockholders’ equity	(1,325,099)	(1,309,290)

Noncontrolling interests in subsidiaries and variable interest entity	(361,036)	78,064

Total stockholders' equity (deficiency)	(1,686,135)	(1,231,226)

Total liabilities and stockholders' deficiency	$694,947	$1,613,353

See notes to consolidated financial statements.

F-2

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months Ended June 30, 2018	Six months Ended June 30, 2018	Three months Ended June 30, 2017	Six months Ended June 30, 2017

Sales	$143,551	$205,270	$190,084	$490,973
Cost of Sales	81,843	119,252	91,008	213,246
Gross profit	61,708	86,018	99,074	277,725

Operating expenses:
Officers compensation	3,207	3,207	-	-
Professional and consulting fees	59,121	71,407	24,019	40,335
Royalties	(75,002)	(68,412)	19,586	50,235
Special promotion program with customer	-	597,138	-	-
Marketing and advertising	192,740	252,055	4,226	21,688
Occupancy costs	36,696	80,494	35,956	55,971
Travel and entertainment	68,986	109,301	29,809	81,583
Other	73,309	103,562	106,549	159,783

Total operating expenses	359,057	1,148,752	220,145	409,595

Income (loss) from operations	(297,350)	(1,062,734)	(121,071)	(131,870)

Other income (expense):
Income (expense) from derivative liability	(321,017)	405,848	2,989,230	6,228,292
Interest expense	(10,139)	(19,560)	(12,886)	(44,834)
Amortization of debt discounts	(50,055)	(101,711)	(10,656)	(10,656)
Other Income (expense)	(1,119)	-	(50)	(50)

Total other income (expense) - net	(666,622)	284.577	2,965,638	6,172,752

Net income (loss)	(679,680)	(778,157)	2,844,567	6,040,882

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	91,352	439,099	16,854	15,897

Net income (loss) attributable to Iconic Brands, Inc.	$(588,328)	$(339,058)	$2,861,421	$6,056,779

Net income (loss) per common share:

Basic	$(0.00)	$(0.00)	$0.00	$0.01

Weighted average common shares
outstanding and to be issued to Escrow Agent:
Basic	1,529,531,018	1,556,197,684	1,388,284,259	1,113,913,267

See notes to consolidated financial statements.

F-3

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Deficiency

(Unaudited)

	Series A Preferred Stock $.001 par		Series C Preferred Stock $.001 par		Series D Preferred Stock $.001 par		Series E Preferred Stock $.001 par		Common Stock $.001 par		Common Stock to be issued to Escrow Agent $0.001 par		Additional Paid-in	Noncontrolling Interests in Subsidiaries and Variable Interest	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Entity	Deficit	Total
Balance at December 31, 2017	1	$1	1,000	$1	10	$-	-	$-	1,104,391,831	$1,104,392	478,472,520	$478,473	$14,183,672	$78,064	$(17,075,829)	$(1,231,228)

Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	344,921,741	344,921	(344,921,741)	(344,921)	-	-	-	-

Series E Preferred Stock and warrants sold to two investors	-	-	-	-	-	-	1,200,000	1,200	-	-	-	-	298,800	-	-	300,000
Series E Preferred Stock to be issued in exchange for common stock pursuant to Share Exchange Agreement dated May 21, 2018	-	-	-	-	-	-	1,200,000	1,200	(120,000,000)	(120,000)	-	-	118,800	-	-	-
Warrants issued to law firm for services	-	-	-	-	-	-	-	-	-	-	-	-	23,250	-	-	23,250

Net income attributable to noncontrolling interests in subsidiaries and variable interest entity	-	-	-	-	-	-	-	-	-	-	-	-	-	(439,099)	-	(439,099)

Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(339,058)	(339,058)

Balance at June 30, 2018	1	$1	1,000	$1	10	$-	2,400,000	$2,400	1,329,313,572	$1,329,313	133,550,779	$133,551	$14,624,522	$(361,036)	$(17,414,887)	$(1,686,135)

See notes to consolidated financial statements

F-4

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six months Ended June 30,
	2018	2017
Operating Activities:
Net income (loss) attributable to Iconic Brands, Inc.	$(339,058)	$6,056,779
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net income (loss) attributable to noncontrolling interests in subsidiaries and variable interest entity	(439,099)	(15,897)
Stock-based compensation	23,250	-
Expense (income) from derivative liability	(405,848)	(6,148,292)
Amortization of debt discounts	101,711	10,656
Changes in operating assets and liabilities:
Accounts receivable	117,381	57,584
Inventory	(146,940)	(25,737)
Prepaid expenses	5,000	(106,822)
Accounts payable and accrued expenses	(241,029)	(49,752)
Accrued interest payable	19,560	44,834

Net cash used in operating activities	(1,305,072)	(256,647)

Financing Activities :
Proceeds from issuance of debt-net	-	300,894
Proceeds from sale of Series E Preferred Stock and warrants	300,000	-
Loans payable to officer and affiliated entity	62,107	26,182

Net cash provided by financing activities	362,107	327,076

Increase (decrease) in cash and cash equivalents	(942,965)	70,429

Cash and cash equivalents, beginning of period	1,237,432	2,216

Cash and cash equivalents, end of period	$294,467	$72,645

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in satisfaction of
debt and accrued interest	$-	$72,867

Agreements to issue common stock in satisfaction
of debt and accrued interest	$-	$1,099,064

Issuance of common stock to Escrow Agent in connection with
Settlement Agreement and Amended Settlement Agreement	$344,922	$71,194

Series E Preferred Stock to be issued in exchange for common stock pursuant to Share Exchange Agreement dated May 21, 2018	$120,000	$-

See notes to consolidated financial statements.

F-5

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS

Iconic Brands, Inc., formerly Paw Spa, Inc. (“Iconic Brands” or “Iconic”), was incorporated in the State of Nevada on October 21, 2005. Effective December 31, 2016, Iconic closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC (“BiVi”), the brand owner of “BiVi 100 percent Sicilian Vodka,” and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC (“Bellissima”), the brand owner of Bellissima sparkling wines. These transactions involved entities under common control of the Company’s chief executive officer and represented a change in reporting entity. The financial statements of the Company have been retrospectively adjusted to reflect the operations at BiVi and Bellissima from their inception.

BiVi was organized in Nevada on May 4, 2015, Bellissima was organized in Nevada on November 23, 2015.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

The consolidated financial statements include the accounts of Iconic, its two 51% owned subsidiaries BiVi and Bellissima, and United Spirits, Inc., a variable interest entity of Iconic (see Note 5) (collectively, the “Company”). All inter-company balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is carried at face value less any unamortized debt discounts.

F-6

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with original maturities of ninety days or less to be cash equivalents.

(e) Accounts Receivable, Net of Allowance for Doubtful Accounts

The Company extends unsecured credit to customers in the ordinary course of business but mitigates risk by performing credit checks and by actively pursuing past due accounts. The allowance for doubtful accounts is based on customer historical experience and the aging of the related accounts receivable. At June 30, 2018 and December 31, 2017, the allowance for doubtful accounts was $0.

(f) Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items. Inventory at June 30, 2018 and December 31, 2017 consists of cases of BiVi Vodka and cases of Bellissima sparkling wines purchased from our Italian suppliers.

(g) Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred. Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders. Collectability criteria are satisfied through credit approvals. Delivery criteria are satisfied when the products are shipped to a customer and title and risk of loss passes to the customer in accordance with the terms of sale. The Company has no obligation to accept the return of products sold other than for replacement of damaged products. Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.

(h) Shipping and Handling Costs

Shipping and handling costs to deliver product to customers are reported as operating expenses in the accompanying statements of operations. Shipping and handling costs to purchase inventory are capitalized and expensed to cost of sales when revenue is recognized on the sale of product to customers.

(i) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation”. For the three and six months ended June 30, 2018, stock-based compensation was $23,250. For the six months ended June 30, 2017, stock-based compensation was $0.

F-7

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

(j) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(k) Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding and to be issued to Escrow Agent (see Note 10) during the period of the financial statements.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and to be issued to Escrow Agent (see Note 10) and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

(l) Recently Issued Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

3. INVESTMENT IN BIVI LLC

On May 15, 2015, Iconic entered into a Securities Exchange Agreement by and among the members of BiVi LLC, a Nevada limited liability company (“BiVi”), under which Iconic acquired a 51% majority interest in BiVi in exchange for the issuance of (a) 1,000,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock.

Prior to May 15, 2015, BiVi was beneficially owned and controlled by Richard DeCicco, the controlling shareholder, President, CEO and Director of Iconic Brands, Inc.

4. INVESTMENT IN BELLISSIMA SPIRITS LLC

On December 13, 2016, Iconic entered into a Securities Purchase Agreement with Bellissima Spirits LLC (“Bellissima”) and Bellissima’s members under which Iconic acquired a 51% Majority Interest in Bellissima in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock. Each share of Iconic Series D Convertible Preferred Stock is convertible into the equivalent of 5.1% of Iconic common stock issued and outstanding at the time of conversion.

Prior to December 13, 2016, Bellissima was controlled by Richard DeCicco, the controlling shareholder, President, CEO and Director of Iconic.

F-8

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

5. UNITED SPIRITS, INC.

United Spirits, Inc. (“United”) is owned and managed by Richard DeCicco, the controlling shareholder, President, CEO, and Director of Iconic. United provides distribution services for BiVi and Bellissima (see Note 12) and is considered a variable interest entity (“VIE”) of Iconic. Since Iconic has been determined to be the primary beneficiary of United, we have included United’s assets, liabilities, and operations in the accompanying consolidated financial statements of Iconic. Summarized financial information of United follows:

Balance Sheets:	June 30, 2018	December 31, 2017

Cash and cash equivalents	$94,139	$1,181,076
Intercompany receivable from Iconic (A)	294,961	230,226
Total assets	$389,100	$1,411,302
Intercompany payable to Bellissima (A)	$385,755	$1,376,729
Intercompany payable to BiVi (A)	56,591	88,259
Current portion of debt	15,470	15,470
Loans payable to officer and affiliated entity	76,696	71,052
Accounts payable and accrued expense	222	-
Total Liabilities	534,734	1,551,510
Noncontrolling interest in VIE	(145,634)	(140,208)
Total liabilities and stockholders’ deficiency	$389,100	$1,411,302

	Six months ended June 30,
Statements of operations:	2018	2017
Intercompany distribution income (A)	3,619	-
Operating expense	9,044	6,795
Net loss	$(5,425)	(6,795)

(A) Eliminated in consolidation

F-9

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of:

	June 30, 2018	December 31, 2017
Accounts payable	$64,715	$261,767
Accrued officers compensation	500,000	500,000
Accrued royalties	202,909	271,321
Other	87,350	62,909
Total	$854,974	$1,095,997

7. DEBT

Debt consists of:

	June 30,	December 31,
	2018	2017

Equity Markets Advisory Inc. (“Equity Markets”):

$159,000 Promissory Notes dated April 15, 2010,
November 1, 2013, and January 15, 2014,
interest at 12%, due December 31, 2017 (B) (D)	11,227	11,227

Total Equity Markets	11,227	11,227

Alpha Capital Anstalt (“Alpha”):

$50,000 Promissory Note dated June 9, 2017, interest at
5%, due June 30, 2018 -less unamortized debt discount of $23,446 at December 31,2017 (G)	50,000	26,554

Total Alpha	50,000	26,554

Sky-Direct LLC (“Sky”):

$21,000 Promissory Notes dated January 27, 2016
and March 4, 2016, interest at 12%, due June 30, 2018
(C)(D)(H)	8,350	8,350

$15,000 Promissory Note assigned March 25,
2016, interest at 12%, due June 30, 2018
(A) (B) (D)(H)	15,000	15,000

$14,975 Promissory Notes dated October 19 2016,
November 29, 2016, and December 30, 2016, interest at
12%, due June 30, 2018 (C)(H)	14,975	14,975

$80,700 Promissory Note dated January 30, 2017,
interest at 12%, due June 30, 2018 (C)(H)	80,700	80,700

$80,000 Promissory Note dated February 28, 2017,
interest at 12%, due June 30, 2018 (C)(H)	80,000	80,000

F-10

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

$7,000 Promissory Note dated June 30, 2017,
interest at 12%, due June 30, 2018 (C)(H)	7,000	7,000

$3,000 Promissory Note dated April 28, 2017,
interest at 12%, due June 30, 2018 (C)(H)	3,000	3,000

$5,000 Promissory Note dated May 19, 2017,
interest at 10%, due June 30, 2018 -less unamortized
debt discount of $1,905 at December 31, 2017 (H)	5,000	3,095

$80,000 Promissory Note dated July 31, 2017, interest
at 10%, due July 31, 2018- less unamortized debt discount of $6,135 and $46,465, respectively (H)	73,865	33,535

Total Sky	287,890	245,655

Oscaleta Partners LLC (“Oscaleta”):

$30,019 Promissory Note dated April 20, 2017,
interest at 5%, due June 30, 2018 -less unamortized
debt discount of $12,463 at December 31, 2017 (G)	30,019	17,556

$25,000 Promissory Note dated June 9, 2017,
interest at 5%, due June 30, 2018 -less unamortized
debt discount of $11,722 at December 31, 2017 (G)	25,000	13,278

Total Oscaleta	55,019	30,834

East Six Opportunity Fund LLC:

$25,000 Promissory Note dated June 13, 2017,
interest at 5%, due June 30, 2018 -less unamortized
debt discount of $11,845 at December 31, 2017 (G)	25,000	13,155

Other:

$10,000 Promissory Note to Sable Ridge Special
Equity Fund LP dated October 10, 2014, interest
at 10%, past due	10,000	10,000

$10,000 Promissory Note to Durham Property
Management Inc. dated November 1, 2013,
interest at 12%, past due	10,000	10,000

Loans from Peter Levine and affiliates,
non-interest bearing, no terms of repayment	147,973	147,973

Total Other	167,973	167,973

Total	597,109	495,404

Less current portion	(597,109)	(495,404)

Non-current portion	$-	$-

F-11

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

Legend

(A)	Assigned by Equity Markets Advisory Inc.

(B)

Convertible into ICNB common stock at a Conversion Price equal to the lesser of (1) $0.01 per share or (2) 50% discount from the lowest closing bid price during the 30 days prior to the Notice of Conversion. See Note 8 (Derivative Liability).

(C)	Convertible into ICNB common stock at a Conversion Price equal to a 50% discount to market. See Note 8 (Derivative Liability).

(D)	On December 7, 2016, the Conversion Price on these notes was amended to $0.0015 per share. See Note 8 (Derivative Liability).

(E)

On March 28, 2017, pursuant to a Settlement Agreement and Release, these notes and related accrued interest (totaling $892,721) were satisfied through the Company's agreement to issue of a total of 482,926,829 shares of its common stock. See Note 10.

(F)

On May 5, 2017, pursuant to an Amended Settlement Agreement and Release, these notes and related accrued interest (totaling $1,099,094) were satisfied through the Company’s agreement to issue a total of 613,000,000 shares of its common stock. See Note 10.

(G)	Convertible into ICNB common stock at a Conversion Price of $0.01 per share. Contains “down round” price protection. See Note 8 (Derivative Liability).
(H)	In November 2017, the Conversion Price was amended to $0.0025 per share and the due date was amended to June 30, 2018.

As of August 10, 2018, a total of $455,271 of debt is past due. The Company is presently negotiating with the lenders to extend the due dates of the notes.

F-12

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

8. DERIVATIVE LIABILITY ON CONVERTIBLE DEBT

The derivative liability consists of:

	June 30, 2018		December 31, 2017
	Face Value	Derivative Liability	Face Value	Derivative Liability

Equity Markets Advisory Inc. (“Equity Markets”):

$159,000 Promissory Notes dated April 15, 2010,
November 1, 2013, and January 15, 2014,
interest at 12%, due December 31, 2017 (B)(D)	11,227	24,699	11,227	37,423

Total Equity Markets	11,227	24,699	11,227	37,423

Alpha Capital Anstalt (“Alpha”):

$50,000 Promissory Note dated June 9, 2017, interest
at 5%, due June 30, 2018 (G)	50,000	1,500	50,000	10,000

Total Alpha	50,000	1,500	50,000	10,000

Sky-Direct LLC (“Sky”):

$21,000 Promissory Notes dated January 27, 2016
and March 4, 2016, interest at 12%, due June 30, 2018
(C) (D) (H)	8,350	8,350	8,350	15,030

$15,000 Promissory Note assigned March 25,
2016, interest at 12%, due June 30, 2018
(A) (B) (D) (H)	15,000	15,000	15,000	27,000

$14,975 Promissory Notes dated October 19 2016,
November 29, 2016, and December 30, 2016, interest at 12%, due June 30, 2018 (C) (H)	14,975	14,975	14,975	26,955

$80,700 Promissory Note dated January 30, 2017,
interest at 12%, due June 30, 2018 (C) (H)	80,700	80,700	80,700	145,260

$80,000 Promissory Note dated February 28, 2017,
interest at 12%, due June 30, 2018 (C) (H)	80,000	80,000	80,000	144,000

$7,000 Promissory Note dated June 30, 2017,
interest at 12%, due June 30, 2018 (C) (H)	7,000	7,000	7,000	12,600

$3,000 Promissory Note dated April 28, 2017,
interest at 12%, due June 30, 2018 (C)(H)	3,000	3,000	3,000	5,400

F-13

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

$5,000 Promissory Note dated May 19, 2017,
interest at 10%, due May 18, 2018 (H)	5,000	5,000	5,000	800

$80,000 Promissory Note dated July 31, 2017, interest at 10%, due July 31, 2018 (H)	80,000	73,600	80,000	17,600
Total Sky	294,025	287,625	294,025	394,645

Oscaleta Partners LLC (“Oscaleta”):

$30,019 Promissory Note dated April 20, 2017,
interest at 5%, due June 30, 2018 (G)	30,019	900	30,019	6,004

$25,000 Promissory Note dated June 9, 2017,
interest at 5%, due June 30, 2018 (G)	25,000	750	25,000	5,000

Total Oscaleta	55,019	1,650	55,019	11,004

East Six Opportunity Fund LLC:

$25,000 Promissory Note dated June 13, 2017,
interest at 5%, due June 30, 2018 (G)	25,000	750	25,000	5,000

Total	$435,271	$316,224	$435,271	$458,072

The above convertible notes contain variable conversion features based on the future trading price of the Company common stock. Therefore, the number of shares of common stock issuable upon conversion of the notes are indeterminate. Accordingly, we recorded the $316,224 fair value of the embedded conversion features at June 30, 2018 as a derivative liability. The $141,848 decrease in the fair value of the derivative liability from $458,072 at December 31, 2017 to $ 316,224 at June 30, 2018 was credited to income from derivative liability.

The fair values of the embedded conversion features are measured quarterly using the Black Scholes option pricing model. Assumptions used to calculate the derivative liability at December 31, 2017 include stock price of $0.0065 per share, (2) exercise prices ranging from $0.0015 to $0.01 per share, (3) terms ranging from 3 months to 9 months, (4) expected volatility of 159%, and (5) risk free interest rates ranging from 1.28% to 1.53%. Assumptions used to calculate the derivative liability at June 30, 2018 include (1) stock price of $0.0048 per share, (2) exercise prices ranging from $0.0015 to $0.01 per share, (3) terms ranging from 1 month to 3 months, (4) expected volatility of 134%, and (5) risk free interest rates ranging from 1.77% to 1.93%.

9. DERIVATIVE LIABILITY ON WARRANTS

From September 2017 to November 2017, in connection with the sale of a total of 120,000,000 shares of common stock (see Note 10), the Company issued a total of 120,000,000 Common Stock Purchase Warrants (the “Warrants”) to the respective investors. The Warrants are exercisable into ICNB common stock at a price of $0.01 per share, expire five years from date of issuance, and contain “down round” price protection.

F-14

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

The down round provision of the above Warrants requires a reduction in the exercise price if there are future issuances of common stock equivalents at a lower price than the $0.01 exercise price of the Warrants. Accordingly, we have recorded the $432,000 fair value of the Warrants at June 30, 2018 as a derivative liability.

The fair value of the Warrants is measured quarterly using the Black Scholes option pricing model. Assumptions used to calculate the fair value of the Warrants at June 30, 2018 include (1) stock price of $0.0048 per share, (2) exercise price of $0.01 per share, (3) term of 4 years, (4) expected volatility of 134%, and (5) risk free interest rate of 2.68%.

10. CAPITAL STOCK

Preferred Stock

The one share of Series A Preferred Stock, which was issued to Richard DeCicco on June 10, 2009, entitles the holder to two votes for every share of Common Stock Deemed Outstanding and has no conversion or dividend rights.

The 1000 shares of Series C Preferred Stock, which were issued to Richard DeCicco on May 15, 2015 pursuant to the Securities Exchange Agreement (see Note 3) for the Company’s 51% investment in BiVi, entitles the holder in the event of a Sale (as defined) to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to 76.93% of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to this Series C Preferred Stock.

The 10 shares of Series D Preferred Stock, which were issued to Richard DeCicco and Roseann Faltings (5 shares each) on December 13, 2016 pursuant to the Securities Purchase Agreement (See Note 4) for the Company’s 51% investment in Bellissima, entitles the holders to convert each share of Series D Preferred Stock to the equivalent of 5.1% of the common stock issued and outstanding at the time of conversion.

Effective May 21, 2018, the Company entered into a Share Exchange Agreement with the four investors who purchased 120,000,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. Effective May 21, 2018, the Company sold a total of 1,200,000 shares of Series E Preferred Stock and 120,000,000 warrants to four investors referred to in the preceding sentence for $300,000 cash pursuant to an Amendment No.1 to Securities Purchase Agreement. The Exchange Agreement provides for the exchange of the 120,000,000 shares of common stock for 1,200,000 shares of Series E Preferred stock. Each share of Series E Preferred Stock is convertible into 100 shares of common stock, is entitled to 100 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

F-15

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

Effective May 21, 2018, the Company sold a total of 1,200,000 shares of Series E Preferred Stock and 120,000,000 warrants to four investors referred to in the preceding paragraph for $300,000 cash pursuant to an Amendment No.1 to Securities Purchase Agreement.

Common Stock

In February 2017, the Company issued an aggregate of 5,965,129 shares of its common stock in settlement of convertible notes payable totaling $72,773.

On March 28, 2017, the Company executed a Settlement Agreement and Release (the “Settlement Agreement”) with 4 holders of convertible notes payable. Notes payable and accrued interest totaling $892,721 were satisfied through the Company’s agreement to irrevocably reserve a total of 482,926,829 shares of its common stock and to deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

On May 5, 2017, the Company executed an Amended Settlement Agreement and Release (the “Amended Settlement Agreement”) replacing the Settlement Agreement and Release dated March 28, 2017 (see preceding paragraph). The Amended Settlement Agreement is with 5 holders of convertible notes payable (the 4 holders who were parties to the Settlement Agreement and Release dated March 28, 2017 and one additional holder) and provided for the satisfaction of notes payable and accrued interest totaling $1,099,094 (a $206,373 increase from the $892,721 amount per the Settlement Agreement and Release dated March 28, 2017) through the Company’s agreement to irrevocably reserve a total of 613,000,000 shares of its common stock (a 130,073,171 share increase from the 482,926,829 shares per the Settlement Agreement and Release dated March 28, 2017) and deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

In the quarterly period ended June 30, 2017, the Company issued an aggregate of 71,194,147 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. In the quarterly period ended September 30, 2017, the Company issued an aggregate of 63,333,333 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On June 29, 2017, the Company issued 10,018,893 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $50,094.

On July 17, 2017 and July 25, 2017, the Company issued a total of 15,089,720 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $75,449.

On August 17, 2017, the Company issued 4,000,000 shares of its common stock to a marketing entity for services rendered. The shares were valued at $0.005 per share and $20,000 was expensed and included in marketing and advertising expenses in the three months ended September 30, 2017.

F-16

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

From September 2017 to November 2017, pursuant to a Securities Purchase Agreement dated October 27, 2017 (the “SPA”), the Company issued a total of 120,000,000 shares of its common stock and 120,000,000 warrants to four investors for a total of $300,000 cash. The Warrants are exercisable into ICNB common stock at a price of $0.01 per share, expire five years from date of issuance, and contain “down round” price protection (see Note 9).

On January 2, 2018, the Company issued 25,861,627 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 19, 2018, the Company issued 54,031,807 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On March 14, 2018, the Company issued 31,666,667 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 5, 2018, the Company issued 43,000,000 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 9, 2018, the Company issued 70,073,973 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 12, 2018, the Company issued 120,287,667 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

Effective May 21, 2018, the Company entered into a Share Exchange Agreement with the four investors who purchased 120,000,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. Effective May 21, 2018, the Company sold a total of 1,200,000 shares of Series E Preferred Stock and 120,000,000 warrants to four investors referred to in the preceding sentence for $300,000 cash pursuant to an Amendment No.1 to Securities Purchase Agreement. The Exchange Agreement provides for the exchange of the 120,000,000 shares of common stock for 1,200,000 shares of Series E Preferred stock. Each share of Series E Preferred Stock is convertible into 100 shares of common stock, is entitled to 100 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

Warrants

In connection with the Company’s issuance of a total of $135,019 convertible notes payable in the three months ended June 30, 2017, the Company issued a total of 13,500,000 Common Stock Purchase Warrants (the ‘Warrants”) to the respective lenders. The Warrants are exercisable into ICNB common stock at a price of $0.01 per share and expire at dates ranging from June 22, 2022 to June 30, 2022.

As discussed in Note 9, the Company issued a total of 120,000,000 warrants to three investors from September 2017 to November 2017. The Warrants are exercisable into ICNB common stock at a price of $0.01 per share and expire five years from date of issuance.

F-17

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

Effective May 21, 2018, the Company issued 7,500,000 warrants to a law firm for services rendered. The warrants are exercisable into ICNB common stock at a price of $0.01 per share and expire five years from date of issuance. The $23,250 fair value of the warrants was expensed in the three months ended June 30, 2018.

As discussed in Preferred Stock above, the Company issued a total of 120,000,000 warrants to four investors in effective May 21, 2018 in connection with the sale of 120,000 shares of Series E Preferred stock for $300,000 cash. These warrants are exercisable into ICNB common stock at a price of $0.01 per share and expire five years from date of issuance.

11. INCOME TAXES

No income taxes were recorded in the six months ended June 30, 2018 and 2017 since the Company had taxable losses in these periods.

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate (21% in 2018; 35% in 2017) for the periods presented to income (loss) before income taxes. The sources of the difference are as follows:

	Six months ended June 30, 2018	Six months ended June 30, 2017

Expected tax at 21% and 35%	$(163,413)	$2,114,309

Nontaxable income from derivative liability	(85,228)	(2,179,902)

Nondeductible amortization of debt discount	21,359	3,730

Increase (decrease) in valuation allowance	227,282	61,863

Income tax provision	$-	$-

Significant components of the Company's deferred income tax assets are as follows:

	June 30, 2018	December 31, 2017

Net operating loss carryforward	$3,450,111	$3,222,829

Less valuation allowance	(3,450,111)	(3,222,829)

Deferred income tax assets - net	$-	$-

F-18

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

Based on management’s present assessment, the Company has not yet determined that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of June 30, 2018 will be realized. Accordingly, the Company has maintained a 100% valuation allowance against the deferred tax asset in the financial statements at June 30, 2018. The Company will continue to review this valuation allowance and make adjustments as appropriate.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

All tax years remain subject to examination by major taxing jurisdictions.

12. COMMITMENTS AND CONTINGENCIES

a. Iconic Guarantees

On May 26, 2015, BiVi LLC (“BiVi”) entered into a License Agreement with Neighborhood Licensing, LLC (the “BiVi Licensor”), an entity owned by Chazz Palminteri (“Palminteri”), to use Palminteri’s endorsement, signature and other intellectual property owned by the BiVi Licensor. Iconic has agreed to guarantee and act as surety for BiVi’s obligations under certain sections of the License Agreement and to indemnify the BiVi Licensor and Palminteri against third party claims.

On November 12, 2015, Bellissima Spirits LLC (“Bellissima”) entered into a License Agreement with Christie Brinkley, Inc. (the “Bellissima Licensor”), an entity owned by Christie Brinkley (“Brinkley”), to use Brinkley’s endorsement, signature, and other intellectual property owned by the Bellissima Licensor. Iconic has agreed to guarantee and act as surety for Bellissima’s obligations under certain sections of the License Agreement and to indemnify the Bellissima Licensor and Brinkley against third party claims. Also, Brinkley was granted a 24 month option to purchase 1% of the outstanding shares of Iconic common stock on a fully diluted basis (as of the date of Brinkley’s exercise of the option) at an exercise price of $0.001 per share.

b. Royalty Obligations of BiVi and Bellissima

Pursuant to the License Agreement with the Bivi Licensor (see Note 12a. above), BiVi is obligated to pay the BiVi Licensor a Royalty Fee equal to 5% of monthly gross sales of BiVi Brand products payable monthly subject to an annual Minimum Royalty Fee of $100,000 in year 1, $150,000 in year 2, $165,000 in year 3, $181,500 in year 4, $199,650 in year 5, and $219,615 in year 6 and each subsequent year.

Pursuant to the License Agreement and Amendment No. 1 to the License Agreement effective June 30, 2017 with the Bellissima Licensor (see Note 12a. above), Bellissima is obligated to pay the Bellissima Licensor a Royalty Fee equal to 10% of monthly gross sales (12.5% for sales in excess of defined Case Break Points) of Bellissima Brand products payable monthly. The Bellissima Licensor has the right to terminate the endorsement if Bellissima fails to sell 10,000 cases of Bellissima Brand products in year 1, 15,000 cases in year 2, or 20,000 cases in year 3 and each subsequent year.

F-19

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

c. Distribution Agreement

On May 1, 2015, BiVi entered into a Distribution Agreement with United Spirits, Inc. (“United”) for United to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell BiVi’s product for an agreed distribution fee equal to $1.00 per case of product sold. United is owned and managed by Richard DeCicco, the controlling shareholder, President, CEO, and Director of Iconic.

In November 2015, Bellissima and United agreed to have United distribute and wholesale Bellissima’s Products under the same terms contained in the Distribution Agreement with BiVi described in the preceding paragraph.

d. Compensation Arrangements

The Company uses the services of its chief executive officer Richard DeCicco and its assistant secretary Roseann Faltings under informal compensation arrangements (without any employment agreements).

For the years ended December 31, 2017 and 2016, the Company accrued compensation of $250,000 per year ($150,000 for DeCicco; $100,000 for Faltings) for their services rendered. In 2016, the compensation was allocated 50% to Iconic ($125,000), 30% to Bellissima ($75,000), and 20% to BiVi ($50,000). In 2017, the compensation was allocated 50% to Iconic ($125,000), 40% to Bellissima ($100,000), and 10% to BiVi ($25,000). The $500,000 liability at June 30, 2018 and December 31, 2017 are included in “Accounts Payable and Accrued Expenses” on the Consolidated Balance Sheet at June 30, 2018 and December 31, 2017.

e. Registration Rights Agreement

As part of the SPA financing discussed in Note 10, the Company and the three investors also executed a Registration Rights Agreement (the “RRA”). Among other things, the RRA provides for the Company to file a Registration Statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of common stock and the shares underlying the Warrants issued to the three investors pursuant to the SPA. The Company is to use its best efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof but no later than the applicable Effectiveness Date (defined as 150 calendar days following the earlier of (i) the Filing Date <20th calendar day following completion of the audit of the financial statements of the Company for the years ended December 31, 2015 and 2016> and (ii) date on which the Initial Registration Statement is filed with the SEC).

If the Registration Statement is not declared effective by the Effectiveness Date (or certain other events occur), the Company will be obligated to pay the investors liquidated damages equal to 1% of the Subscription Amounts at the Event Date and 1% on each monthly anniversary of the Event Date until the Event is cured subject to maximum liquidated damages equal to 6% of the Subscription Amounts.

f. Lease Agreement

On March 27, 2018, United Spirits, Inc. executed a lease extension for the Company’s office and warehouse space in North Amityville New York. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

F-20

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Six months ended June 30, 2018 and 2017

(Unaudited)

13. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated the consolidated financial statements at December 31, 2017 and for the year then ended (which were previously included in the Company’s consolidated financial statements filed with OTC Markets on May 7, 2018) in order to correct an error relating to the nonaccrual of a $261,766 invoice from the Company’s supplier of Bellissima sparkling wines for inventory delivered directly to our customer in December 2017.

The effect of the restatement adjustments on the Consolidated Balance Sheet at December 31, 2017 follows:

	As Previously Reported	Restatement Adjustments	As Restated
Assets
Current assets:
Cash and cash equivalents	$1,237,432	$-	$1,237,432
Accounts receivable	311,074	-	311,074
Inventory	59,847	-	59,847
Prepaid expenses	5,000	-	5,000

Total current assets	1,613,353	-	1,613,353
Total assets	$1,613,353	$-	$1,613,353

Liabilities and Stockholders' Deficiency
Current liabilities:
Current portion of debt	$495,404	$-	495,404
Accounts payable and accrued expenses	834,230	261,766	1,095,996
Loans payable to officer and affiliated entity
-non interest bearing and due on demand	60,374	-	60,374
Accrued interest payable	38,734	-	38,734
Derivative liability on convertible debt	458,072	-	458,072
Total current liabilities	1,886,814	261,766	2,148,580

Derivative liability on warrants	696,000	-	696,000
Total liabilities	2,582,814	261,766	2,844,580
Commitments and contingencies (Note 12)

Stockholders' deficiency:
Preferred stock, $.001 par value	2	-	2
Common stock, $.001 par value	1,104,392	-	1,104,392
Common stock to be issued to Escrow Agent, $.001 par value	478,473	-	478,473
Additional paid-in capital	14,183,672	-	14,183,672
Accumulated deficit	(16,942,328)	(133,502)	(17,075,830)
Total Iconic Brands, Inc. stockholders’ equity	(1,175,789)	-	(1,309,291)

Noncontrolling interests in subsidiaries and variable interest entity	206,328	(128,264)	(78,064)
Total stockholders’ equity (deficiency)	(969,461)	(261,766)	(1,231,227)
Total liabilities and stockholders’ deficiency	$1,613,353	$-	$1,613,353

14. SUBSEQUENT EVENTS

The Company has evaluated the subsequent events through the filing date of this filing and has determined that there were no subsequent events to recognize or disclose in these financial statements.

F-21

BMKR, LLP Certified Public Accountants	T 631 293-5000 F 631 234-4272
www.bmkr.com
1200 Veterans Memorial Hwy., Suite 350 Hauppauge, New York 11788

Thomas G . Kober, CPA Alfred M . Rizzo, CPA Joseph Mortimer, CPA	Charles W. Blanchfield, CPA (Retired) Bruce A. Meyer, CPA (Retired)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Iconic Brands Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Iconic Brands Inc. (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, consolidated stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

BMKR LLP

We have served as the Company's auditor since 2016.

Hauppauge, NY

July 18, 2018

F-22

Iconic Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2017	2016
	(Asrestated)
Assets

Current assets:
Cash and cash equivalents	$1,237,432	$2,216
Accounts receivable	311,074	176,365
Inventory	59,847	38,763
Prepaid expenses	5,000	-

Total current assets	1,613,353	217,344

Total assets	$1,613,353	$217,344

Liabilities and Stockholders' Deficiency

Current liabilities:
Current portion of debt	$495,404	$1,130,596
Accounts payable and accrued expenses	1,095,995	399,125
Loans payable to officer and affiliated entity -noninterest bearing and due on demand	60,374	141,025
Accrued interest payable	38,734	344,149
Derivative liability on convertible debt	458,072	7,260,885

Total current liabilities	2,148,579	9,275,780

Derivative liability on warrants	696,000	-

Total liabilities	2,844,579	9,275,780

Commitments and contingencies (Note 12)

Stockholders' deficiency:
Preferred stock, $.001 par value; authorized 100,000,000 shares:
Series A, 1 and 1 share issued and outstanding, respectively	1	1
Series C, 1,000 and 1,000 shares issued and outstanding, respectively	1	1
Series D, 10 and 10 shares issued and outstanding, respectively	-	-

Common stock, $.001 par value; authorized 2,000,000,000 shares, 1,104,391,831 and 814,790,609 shares issued and outstanding respectively	1,104,392	814,791

Common stock to be issued to Escrow Agent, $.001 par value; 478,472,520 and 0
shares, respectively	478,473	-

Additional paid-in capital	14,183,672	11,367,419

Accumulated deficit	(17,075,829)	(21,042,207)

Total Iconic Brands, Inc. stockholders’ equity	(1,309,290)	(8,859,995)

Noncontrolling interests in subsidiaries and variable interest entity	78,064	(198,441)

Total stockholders' equity (deficiency)	(1,231,226)	(9,058,436)

Total liabilities and stockholders' deficiency	$1,613,353	$217,344

See notes to consolidated financial statements.

F-23

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2017	2016
	(As restated)
Sales	$3,219,881	$371,815
Cost of Sales	1,786,626	248,074
Gross profit	1,433,255	123,741

Operating expenses:
Officers compensation	250,000	271,521
Professional and consulting fees	87,671	90,074
Royalties	321,741	33,778
Marketing and advertising	84,013	108,155
Occupancy costs	107,118	50,125
Travel and entertainment	141,821	164,656
Other	272,155	109,825

Total operating expenses	1,264,519	828,134

Income (loss) from operations	168,736	(704,393)

Other income (expense):
Gain from settlement of debt	-	100,000
Income (expense) from derivative liability	7,429,979	(5,357,645)
Loss on conversion of debt	(3,178,010)	(202,162)
Interest expense	(70,649)	(125,835)
Amortization of debt discounts	(107,173)	-
Other Income	-	260,673

Total other income (expense) - net	4,074,147	(5,324,969)

Net income (loss)	4,242,883	(6,029,362)

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	(276,505)	58,120

Net income (loss) attributable to Iconic Brands, Inc.	$3,966,378	$(5,971,242)

Net income (loss) per common share:

Basic	$0.00	$(0.01)
Diluted	$0.00	$(0.01)

Weighted average common shares outstanding and to be issued to Escrow Agent:

Basic	1,311,739,126	563,710,428
Diluted	3,197,937,251	563,710,428

See notes to consolidated financial statements.

F-24

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Deficiency

	Series A Preferred Stock $.001 par		Series C Preferred Stock $.001 par		Series D Preferred Stock $.001 par		Common Stock $.001 par		Common Stock to be issued to Escrow Agent $0.001 par		Additional Paid-in	Noncontrolling Interests in Subsidiaries and Variable Interest	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Entity	Deficit	Total

Balance at December 31, 2015	1	$1	1,000	$1	-	$-	125,500,013	$125,500	-	-	$11,807,341	$(140,321)	$(15,070,965)	$(3,278,443)

Issuance of common shares in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	689,290,596	689,291	-	-	(439,922)	-	-	249,369

Issuance of Series D Preferred Shares	-	-	-	-	10	-	-	-	-	-	-	-	-	-

Net loss attributable to noncontrolling interests In subsidiaries and variable interest entity	-	-	-	-	-	-	-	-	-	-	-	(58,120)	-	(58,120)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(5,971,242)	(5,971,242)

Balance at December 31, 2016	1	$1	1,000	$1	10	$-	814,790,609	$814,791	-	-	$11,367,419	$(198,441)	$(21,042,207)	$(9,058,436)

Issuance of common shares in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	31,073,742	31,074	-	-	1,775,359	-	-	1,806,433

Common stock to be issued to Escrow Agent pursuant to Settlement Agreements dated March 28,2017 and May 5, 2017 in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	-	-	6613,000,000	613,000	486,094	-	-	1,099,094

Common stock issued to Escrow Agent	-	-	-	-	-	-	134,527,480	134,527	(134,527,480)	(134,527)	-	-	-	-

Issuance of common shares for marketing services	-	-	-	-	-	-	4,000,000	4,000	-	-	38,800	-	-	42,800

Sale of common shares and warrants ($300,000 gross proceeds less $200,000 attributable to fair value of warrants credited to derivative liability)	-	-	-	-	-	-	120,000,000	120,000	-	-	516,000	-	-	636,000

Net income attributable to noncontrolling interests in subsidiaries and variable interest entity (As restated)	-	-	-	-	-	-	-	-	-	-	-	276,505	-	276,505

Net income (As restated)	-	-	-	-	-	-	-	-	-	-	-	-	3,966,378	3,966,378

Balance at December 31, 2017 (As restated)	1	$1	1,000	$1	10	$-	1,104,391,831	$1,104,392	478,472,520	$478,473	$14,183,672	$78,064	$(17,075,829)	$(1,231,226)

See notes to consolidated financial statements.

F-25

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2017	2016
	(As restated)
Operating Activities:
Net income (loss) attributable to Iconic Brands, Inc.	$3,966,378	$(5,971,242)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net income (loss) attributable to noncontrolling interests in subsidiaries and variable interest entity	276,505	(58,120)
Expense (income) from derivative liability	(7,429,981)	5,357,645
Stock-based marketing expense	20,000	-
Gain from settlement of debt	-	(100,000)
Amortization of debt discounts	107,173	-
Loss on conversion	3,178,010	202,162
Changes in operating assets and liabilities:
Accounts receivable	(134,709)	(163,438)
Inventory	(21,084)	3,237
Prepaid expenses	(5,000)	-
Accounts payable and accrued expenses	696,871	311,093
Accrued interest payable	19,867	182,911

Net cash used in operating activities	674,030	(235,752)

Financing Activities:
Proceeds from issuance of debt-net	341,837	223,303
Proceeds from sale of common stock and warrants	300,000	-
Loans payable to officer and affiliated entity	(80,651)	8,856

Net cash provided by financing activities	561,186	232,159

Increase (decrease) in cash and cash equivalents	1,235,216	(3,593)

Cash and cash equivalents, beginning of period	2,216	5,809

Cash and cash equivalents, end of period	$1,237,432	$2,216

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in satisfaction of debt and accrued interest	$198,316	$67,999

Agreements to issue common stock in satisfaction of debt and accrued interest	$1,099,094	$-

Issuance of common stock to Escrow Agent in connection with Settlement Agreement and Amended Settlement Agreement	$201,791	$-

See notes to consolidated financial statements.

F-26

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

1. ORGANIZATION AND NATURE OF BUSINESS

Iconic Brands, Inc., formerly Paw Spa, Inc. (“Iconic Brands” or “Iconic”), was incorporated in the State of Nevada on October 21, 2005. Effective December 31, 2016, Iconic closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC (“BiVi”), the brand owner of “BiVi 100 percent Sicilian Vodka,” and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC (“Bellissima”), the brand owner of Bellissima sparkling wines. These transactions involved entities under common control of the Company’s chief executive officer and represented a change in reporting entity. The financial statements of the Company have been retrospectively adjusted to reflect the operations at BiVi and Bellissima from their inception.

BiVi was organized in Nevada on May 4, 2015, Bellissima was organized in Nevada on November 23, 2015.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

The consolidated financial statements include the accounts of Iconic, its two 51% owned subsidiaries BiVi and Bellissima, and United Spirits, Inc., a variable interest entity of Iconic (see Note 5) (collectively, the “Company”). All inter-company balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is carried at face value less any unamortized debt discounts.

F-27

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with original maturities of ninety days or less to be cash equivalents. At December 31, 2017, cash included approximately $931,076 not covered by FDIC insurance.

(e) Accounts Receivable, Net of Allowance for Doubtful Accounts

The Company extends unsecured credit to customers in the ordinary course of business but mitigates risk by performing credit checks and by actively pursuing past due accounts. The allowance for doubtful accounts is based on customer historical experience and the aging of the related accounts receivable. At December 31, 2017 and 2016, the allowance for doubtful accounts was $0.

(f) Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items. Inventory at December 31, 2017 and December 31, 2016 consists of cases of BiVi Vodka and cases of Bellissima sparkling wines purchased from our Italian suppliers.

(g) Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred. Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders. Collectability criteria are satisfied through credit approvals. Delivery criteria are satisfied when the products are shipped to a customer and title and risk of loss passes to the customer in accordance with the terms of sale. The Company has no obligation to accept the return of products sold other than for replacement of damaged products. Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.

(h) Shipping and Handling Costs

Shipping and handling costs to deliver product to customers are reported as operating expenses in the accompanying statements of operations. Shipping and handling costs to purchase inventory are capitalized and expensed to cost of sales when revenue is recognized on the sale of product to customers.

(i) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation”. For the year ended December 31, 2017, stock-based compensation was $20,000. For the year ended September 30, 2016, stock-based compensation was $0.

F-28

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

(j) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(k) Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding and to be issued to Escrow Agent (see Note 8) during the period of the financial statements.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares outstandings and to be issued to Escrow Agent (see Note 8) and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

The following is a reconciliation of the numerator and denominator we used in our computation of diluted earnings per common share for the year ended December 31, 2017:

Numerator:

Net income attributable to Iconic Brands, Inc.	$3,966,378

Add interest expense on convertible debt assumed to be converted at later of issuance date or January 1, 2017	70,649

Net income available to common shareholders	$4,037,027

Denominator:

Basic weighted average common shares outstanding and to be issued to Escrow Agent	1,311,739,126

Add:
Convertible debt	255,250,127
Warrants	-
Series D Preferred Stock	1,630,947,998

Diluted weighted average common shares outstanding and to be issued to Escrow Agent	3,197,937,251

We did not include any outstanding warrants from the diluted shares calculation as the $0.01 exercise price of the outstanding warrants was higher than the average trading price of our common stock for the relevant periods.

F-29

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

(l) Recently Issued Accounting Pronouncements

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018. Although early adoption is permitted, the Company has decided not to early adopt ASU 2017-11.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

3. INVESTMENT IN BIVI LLC

On May 15, 2015, Iconic entered into a Securities Exchange Agreement by and among the members of BiVi LLC, a Nevada limited liability company (“BiVi”), under which Iconic acquired a 51% majority interest in BiVi in exchange for the issuance of (a) 1,000,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock.

Prior to May 15, 2015, BiVi was beneficially owned and controlled by Richard DeCicco, the controlling shareholder, President, CEO and Director of Iconic Brands, Inc.

4. INVESTMENT IN BELLISSIMA SPIRITS LLC

On December 13, 2016, Iconic entered into a Securities Purchase Agreement with Bellissima Spirits LLC (“Bellissima”) and Bellissima’s members under which Iconic acquired a 51% majority interest in Bellissima in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock. Each share of Iconic Series D Convertible Preferred Stock is convertible into the equivalent of 5.1% of Iconic common stock issued and outstanding at the time of conversion.

Prior to December 13, 2016, Bellissima was controlled by Richard DeCicco, the controlling shareholder, President, CEO and Director of Iconic.

F-30

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

5. UNITED SPIRITS, INC.

United Spirits, Inc. (“United”) is owned and managed by Richard Decicco, the controlling shareholder, President, CEO, and Director of Iconic. United provides distribution services for Bivi and Bellessima (see Note 12) and is considered a variable interest entity (“VIE”) of Iconic. Since Iconic has been determined to be the primary beneficiary of United, we have included United’s assets, liabilities, and operations in the accompanying consolidated financial statements of Iconic. Summarized financial information of United for the years ended December 31, 2017 and 2016 follows:

	December 31,
	2017	2016
Balance Sheets:

Cash and cash equivalents	$1,181,076	$1,500
Intercompany receivable from Iconic(A)	230,226	-
Intercompany receivable from Bellissima(A)	-	113,116
Total assets	$1,411,302	$114,616
Intercompany payable to Iconic(A)	$-	$76,433
Intercompany payable to Bellissima (A)	1,376,729	-
Intercompany payable to Bivi (A)	88,259	86,967
Current portion of debt	15,470	15,470
Loans payable to officer and affiliated entity	71,052	120,728
Total Liabilities	1,551,510	299,598
Noncontrolling interest in VIE	(140,208)	(184,982)
Total liabilities and stockholders’ deficiency	$1,411,302	$114,616

	Year ended December 31,
	2017	2016
Statements of operations:

Intercompany distribution fees(A)	$60,696	$6,046
Professional and consulting fees	-	1,049
Occupancy costs	-	36,264
Other operating expenses	15,922	45,641
Total operating expenses	15,922	82,954
Net loss	$44,774	(76,908)

(A) Eliminated in consolidation.

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of:

	December 31,
	2017	2016
Accrued officers compensation	$500,000	$250,000
Accounts payable	261,765	-
Accrued royalties	271,321	21,639
Other	62,909	127,486
Total	$1,095,995	$399,125

F-31

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

7. DEBT

Debt consists of:

	December 31,	December 31,
	2017	2016
Southridge Partners II, L.P. and Tarpon Bay Partners LLC (“Southridge”):

$50,000 Promissory Note assigned September 8, 2015, interest at 12%, due December 31, 2017 (A) (B) (D) (E) (F)	$-	$46,320

$185,000 Promissory Notes dated in 2015, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	-	5,000

$248,600 Promissory Notes dated in 2015, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	-	248,600

Total Southridge	-	299,920

Equity Markets Advisory Inc. (“Equity Markets”):

$159,000 Promissory Notes dated April 15, 2010, November 1, 2013, and January 15, 2014, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	11,227	159,000

$41,235 Promissory Notes assigned in 2013, interest at 12%, due December 31, 2017 (D) (E) (F)	-	41,235

$80,000 Promissory Notes assigned by Southridge in October 2016, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	-	80,000

Total Equity Markets	11,227	280,235

Beaufort Capital Partners, LLC (“Beaufort”):

$50,000 Promissory Note assigned January 7, 2016, interest at 12%, due December 31, 2017 (A) (B) (D) (E) (F)	-	5,445

$40,000 Promissory Note assigned February 8, 2016, interest at 12%, due December 31, 2017 (A) (B) (D) (E) (F)	-	40,000

$100,000 Promissory Note dated January 7, 2016, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	-	100,000

Total Beaufort	-	145,445

Alpha Capital Anstalt (“Alpha”):

$100,000 Promissory Note dated August 28, 2015, interest at 12%, due December 31, 2017 (B) (D) (F)	-	100,000

$100,000 Promissory Notes dated May 22, 2015 and June 4, 2015, interest at 12%, due December 31, 2017 (B) (D) (F)	-	93,873

$50,000 Promissory Note dated June 9, 2017, interest at 5%, due June 30, 2018 -less unamortized debt discount of $23,446 at December 31,2017 (G)	26,554	-

F-32

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

Total Alpha	26,554	193,873

Sky-Direct LLC (“Sky”):

$21,000 Promissory Notes dated January 27, 2016 and March 4, 2016, interest at 12%, due June 30, 2018 (C)(D)(H)	8,350	18,350

$15,000 Promissory Note assigned March 25, 2016, interest at 12%, due June 30, 2018 (A) (B) (D) (H)	15,000	15,000

$14,975 Promissory Notes dated October 19 2016, November 29, 2016, and December 30, 2016, interest at 12%, due June 30, 2018 (C)(H)	14,975	9,800

$80,700 Promissory Note dated January 30, 2017, interest at 12%, due June 30, 2018 (C)(H)	80,700	-

$80,000 Promissory Note dated February 28, 2017, interest at 12%, due June 30, 2018 (C)(H)	80,000	-

$7,000 Promissory Note dated March 31, 2017, interest at 12%, due June 30, 2018 (C)(H)	7,000	-

$3,000 Promissory Note dated April 28, 2017, interest at 12%, due June 30, 2018 (C)(H)	3,000	-

$5,000 Promissory Note dated May 19, 2017, interest at 10%, due May 18, 2018 -less unamortized debt discount of $1,905 at December 31, 2017 (G)	3,095	-

$80,000 Promissory Note dated July 31, 2017, interest at 10%, due July 31, 2018- less unamortized debt discount of $46,465 at December 31, 2017 (G)	33,535	-

Total Sky	245,655	43,150

Oscaleta Partners LLC (“Oscaleta”):

$30,019 Promissory Note dated April 20, 2017, interest at 5%, due June 30, 2018 -less unamortized debt discount of $12,463 at December 31, 2017 (G)	17,556	-

$25,000 Promissory Note dated June 9, 2017, interest at 5%, due June 30, 2018 -less unamortized debt discount of $11,722 at December 31, 2017 (G)	13,278	-

Total Oscaleta	30,834	-

East Six Opportunity Fund LLC:

$25,000 Promissory Note dated June 13, 2017, interest at 5%, due June 30, 2018 -less unamortized debt discount of $11,845 at December 31, 2017 (G)	13,155	-

Other:

$10,000 Promissory Note to Sable Ridge Special Equity Fund LP dated October 10, 2014, interest at 10%, past due	10,000	10,000

F-33

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

$10,000 Promissory Note to Durham Property Management Inc. dated November 1, 2013, interest at 12%, past due	10,000	10,000

Loans from Peter Levine and affiliates, non-interest bearing, no terms of repayment	147,973	147,973

Total Other	167,973	167,973

Total	495,404	1,130,596

Less current portion	(495,404)	(1,130,596)

Non-current portion	$-	$-

Legend

(A)	Assigned by Equity Markets Advisory Inc.

(B)

Convertible into ICNB common stock at a Conversion Price equal to the lesser of (1) $0.01 per share or (2) 50% discount from the lowest closing bid price during the 30 days prior to the Notice of Conversion. See Note 8 (Derivative Liability).

(C)	Convertible into ICNB common stock at a Conversion Price equal to a 50% discount to market. See Note 8 (Derivative Liability).

(D)

On December 7, 2016, the Conversion Price on these notes was amended to $0.0015 per share (subject to a lower December 31, 2017 reset price if the average of the closing bid price of the Company's common stock for the 60 trading days ending December 31, 2017 is less than $0.0015 per share). If the Market Price is greater than or equal to $0.0015, then no reset shall occur. See Note 8 (Derivative Liability).

(E)

On March 28, 2017, pursuant to a Settlement Agreement and Release, these notes and related accrued interest (totaling $892,721) were satisfied through the Company's agreement to issue of a total of 482,926,829 shares of its common stock. See Note 10.

(F)

On May 5, 2017, pursuant to an Amended Settlement Agreement and Release, these notes and related accrued interest (totaling $1,099,094) were satisfied through the Company’s agreement to issue a total of 613,000,000 shares of its common stock. See Note 10.

(G)	Convertible into ICNB common stock at a Conversion Price of $0.01 per share. Contains “down round” price protection. See Note 8 (Derivative Liability).

(H)	In October 2017, the Conversion Price was amended to $0.0025 per share and the due date was amended to June 30, 2018. Contains “down round” price protection. See Note 8 (Derivative Liability).

On December 7, 2016, Southridge agreed to retire $100,000 of notes payable with no further recourse. Accordingly, the Company recognized a $100,000 gain on retirement of debt in the three months ended December 31, 2016.

F-34

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

8. DERIVATIVE LIABILITY ON CONVERTIBLE DEBT

The derivative liability consists of:

	December 31, 2017		December 31, 2016
	Face Value	Derivative Liability	Face Value	Derivative Liability
Southridge Partners II, L.P. and Tarpon Bay Partners LLC (“Southridge”):

$50,000 Promissory Note assigned September 8, 2015, interest at 12%, due December 31, 2017 (A) (B) (D) (E) (F)	$-	$-	$46,320	$352,032

$185,000 Promissory Notes dated in 2015, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	-	-	5,000	38,000

$248,600 Promissory Notes dated in 2015, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	-	-	248,600	1,889,360

Total Southridge	-	-	299,920	2,279,392

Equity Markets Advisory Inc. (“Equity Markets”):

$159,000 Promissory Notes dated April 15, 2010, November 1, 2013, and January 15, 2014, interest at 12%, due December 31, 2017 (B)(D)(E)(F)	11,227	37,423	159,000	1,208,400

$41,235 Promissory Notes assigned in 2013, interest at 12%, due December 31, 2017 (D) (E) (F)	-	-	41,235	313,386

$80,000 Promissory Notes assigned by Southridge, in October 2016, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	-	-	80,000	608,000

Total Equity Markets	11,227	37,423	280,235	2,129,786

Beaufort Capital Partners, LLC (“Beaufort”):

$50,000 Promissory Note assigned January 7, 2016, interest at 12%, due December 31, 2017 (B) (B) (D) (E) (F)	-	-	5,445	41,382
	-	-	40,000	304,000
$40,000 Promissory Note assigned February 8, 2016, interest at 12%, due December 31, 2017 (B) (B) (D) (E) (F)

$100,000 Promissory Note dated January 7, 2016, interest at 12%, due December 31, 2017 (B) (D) (E) (F)	-	-	100,000	760,000

Total Beaufort	-	-	145,445	1,105,382

Alpha Capital Anstalt (“Alpha”):

$100,000 Promissory Notes dated May 22, 2015 and June 4, 2015, interest at 12%, due December 31, 2017 (B) (D) (F)	-	-	93,873	713,435

$100,000 Promissory Note dated August 28, 2015, interest at 12%, due December 31, 2017(B)(D)(F)	-	-	100,000	760,000

F-35

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

$50,000 Promissory Note dated June 9, 2017, interest at 5%, due June 30, 2018 (G)	50,000	10,000	-	-

Total Alpha	50,000	10,000	193,873	1,473,435

Sky-Direct LLC (“Sky”):

$21,000 Promissory Notes dated January 27, 2016 and March 4, 2016, interest at 12%, due June 30, 2018 (C) (D) (H)	8,350	15,030	18,350	139,460

$15,000 Promissory Note assigned March 25, 2016, interest at 12%, due June 30, 2018 (A) (B) (D) (H)	15,000	27,000	15,000	114,000

$14,975 Promissory Notes dated October 19 2016, November 29, 2016, and December 30, 2016, interest at 12%, due June 30, 2018 (C) (H)	14,975	26,955	9,800	19,430

$80,700 Promissory Note dated January 30, 2017, interest at 12%, due June 30, 2018 (C) (H)	80,700	145,260	-	-

$80,000 Promissory Note dated February 28, 2017, interest at 12%, due June 30, 2018 (C) (H)	80,000	144,000	-	-

$7,000 Promissory Note dated March 31, 2017, interest at 12%, due June 30, 2018 (C) (H)	7,000	12,600	-	-

$3,000 Promissory Note dated April 28, 2017, interest at 12%, due June 30, 2018 (C)(H)	3,000	5,400	-	-

$5,000 Promissory Note dated May 19, 2017, interest at 10%, due May 18, 2018 (G)	5,000	800	-	-

$80,000 Promissory Note dated July 31, 2017, interest at 10%, due July 31, 2018 (G)	80,000	17,600	-	-

Total Sky	294,025	394,645	43,150	272,890

Oscaleta Partners LLC (“Oscaleta”):

$30,019 Promissory Note dated April 20, 2017, interest at 5%, due June 30, 2018 (G)	30,019	6,004	-	-

$25,000 Promissory Note dated June 9, 2017, interest at 5%, due June 30, 2018 (G)	25,000	5,000	-	-

Total Oscaleta	55,019	11,004	-	-

East Six Opportunity Fund LLC:

$25,000 Promissory Note dated June 13, 2017, interest at 5%, due June 30, 2018 (G)	25,000	5,000	-	-

Total	$435,271	$458,072	$962,623	$7,260,885

F-36

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

The above convertible notes contain variable conversion features based on the future trading price of the Company common stock. Therefore, the number of shares of common stock issuable upon conversion of the notes are indeterminate. Accordingly, we recorded the $7,260,885 fair value of the embedded conversion features at December 31, 2016 as a derivative liability. The $6,802,813 decrease in the fair value of the derivative liability from $7,260,885 at December 31, 2016 to $458,072 at December 31, 2017 was credited to income from derivative liability.

The fair values of the embedded conversion features are measured quarterly using the Black Scholes option pricing model. Assumptions used to calculate the derivative liability at December 31, 2016 include (1) stock price of $0.0115 per share, (2) exercise price ranging from $0.0015 to $0.00575 per shares, (3) terms of 1 year, (4) expected volatility of 491%, and (5) risk free interest rates of 0.85%. Assumptions used to calculate the derivative liability at December 31, 2017 include (1) stock price of $0.0065 per share, (2) exercise prices ranging from $0.0015 to $0.01 per share, (3) terms ranging from 3 months to 9 months, (4) expected volatility of 159%, and (5) risk free interest rates of 1.28%.

9. DERIVATIVE LIABILITY ON WARRANTS

From September 2017 to November 2017, in connection with the sale of a total of 120,000,000 shares of common stock (see Note 10), the Company issued a total of 120,000,000 Common Stock Purchase Warrants (the “Warrants”) to the respective investors. The Warrants are exercisable into ICNB common stock at a price of $0.01 per share, expire five years from date of issuance, and contain “down round” price protection.

The down round provision of the above Warrants requires a reduction in the exercise price if there are future issuances of common stock equivalents at a lower price than the $0.01 exercise price of the Warrants. Accordingly, we have recorded the $696,000 fair value of the Warrants at December 31, 2017 as a derivative liability.

The fair value of the Warrants is measured quarterly using the Black Scholes option pricing model. Assumptions used to calculate the fair value of the Warrants at December 31, 2017 include (1) stock price of $0.0065 per share, (2) exercise price of $0.01 per share, (3) term of 5 years, (4) expected volatility of 159%, and (5) risk free interest rate of 2.20%.

10. CAPITAL STOCK

Preferred Stock

The one share of Series A Preferred Stock, which was issued to Richard DeCicco on June 10, 2009, entitles the holder to two votes for every share of Common Stock Deemed Outstanding and has no conversion or dividend rights.

F-37

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

The 1000 shares of Series C Preferred Stock, which were issued to Richard DeCicco on May 15, 2015 pursuant to the Securities Exchange Agreement (see Note 3) for the Company’s 51% investment in BiVi, entitles the holder in the event of a Sale (as defined) to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to 76.93% of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to this Series C Preferred Stock.

The 10 shares of Series D Preferred Stock, which were issued to Richard DeCicco and Roseann Faltings (5 shares each) on December 13, 2016 pursuant to the Securities Purchase Agreement (See Note 5) for the Company’s 51% investment in Bellissima, entitles the holders to convert each share of Series D Preferred Stock to the equivalent of 5.1% of the common stock issued and outstanding at the time of conversion.

As discussed in Note 13(Subsequent Events), 1,200,000 shares of Series E Convertible Preferred Stock were issued to three investors on May 31, 2018. Each share of Series E Convertible Stock is convertible into 100 shares of ICNB common stock, is entitled to 100 votes on all matters to come before the common shareholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, and is entitled upon liquidation to a distribution of $0.25 prior to any payment to common shareholders or subsequent series of preferred stock. The additional 120,000,000 Warrants are exercisable into ICNB common stock at a price of $0.01 per share and have a term of 5 years. On October 27, 2018, the exercise price of the additional 120,000,000 Warrants will be reduced to the lower of (i) the exercise price, as adjusted per the terms of the Warrants, and (ii) 50% of the average of the four lowest closing bid prices for our common stock on the primary trading market during the 4 trading days immediately prior to such date.

Common Stock

For the year ended December 31, 2016, the Company issued an aggregate of 689,290,596 shares of its Common Stock in settlement of convertible notes payable and accrued interest payable totaling $67,999.

In February 2017, the Company issued an aggregate of 5,965,129 shares of its common stock in settlement of convertible notes payable totaling $72,773.

On March 28, 2017, the Company executed a Settlement Agreement and Release (the “Settlement Agreement”) with 4 holders of convertible notes payable. Notes payable and accrued interest totaling $892,721 were satisfied through the Company’s agreement to irrevocably reserve a total of 482,926,829 shares of its common stock and to deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

On May 5, 2017, the Company executed an Amended Settlement Agreement and Release (the “Amended Settlement Agreement”) replacing the Settlement Agreement and Release dated March 28, 2017 (see preceding paragraph). The Amended Settlement Agreement is with 5 holders of convertible notes payable (the 4 holders who were parties to the Settlement Agreement and Release dated March 28, 2017 and one additional holder) and provided for the satisfaction of notes payable and accrued interest totaling $1,099,094 (a $206,373 increase from the $892,721 amount per the Settlement Agreement and Release dated March 28, 2017) through the Company’s agreement to irrevocably reserve a total of 613,000,000 shares of its common stock (a 130,073,171 share increase from the 482,926,829 shares per the Settlement Agreement and Release dated March 28, 2017) and deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

F-38

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

In the quarterly period ended June 30, 2017, the Company issued an aggregate of 71,194,147 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. In the quarterly period ended September 30, 2017, the Company issued an aggregate of 63,333,333 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. At December 31, 2017, the remaining number of shares of common stock to be issued to the Escrow Agent is 478,472,520 shares.

On June 29, 2017, the Company issued 10,018,893 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $50,094.

On July 17, 2017 and July 25, 2017, the Company issued a total of 15,089,720 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $75,449.

On August 17, 2017, the Company issued 4,000,000 shares of its common stock to a marketing entity for services rendered. The shares were valued at $0.005 per share and $20,000 was expensed and included in marketing and advertising expenses in the three months ended September 30, 2017.

From September 2017 to November 2017, pursuant to a Securities Purchase Agreement dated October 27, 2017 (the “SPA”), the Company issued a total of 120,000,000 shares of its common stock and 120,000,000 warrants to three investors for a total of $300,000 cash. The Warrants are exercisable into ICNB common stock at a price of $0.01 per share, expire five years from date of issuance, and contain “down round” price protection (see Note 9).

Warrants

In connection with the Company’s issuance of a total of $135,019 convertible notes payable in the three months ended June 30, 2017, the Company issued a total of 13,500,000 Common Stock Purchase Warrants (the ‘Warrants”) to the respective lenders. The Warrants are exercisable into ICNB common stock at a price of $0.01 per share and expire at dates ranging from June 22, 2022 to June 30, 2022.

As discussed in Note 9 and in the second preceding paragraph of this Note 10, the Company issued a total of 120,000,000 warrants to three investors from September 2017 to November 2017. These 120,000,000 Warrants are exercisable into ICNB common stock at a price of $0.01 per share and expire five years from date of issuance.

11. INCOME TAXES

No income taxes were recorded in the year ended December 31, 2017 and 2016 since the Company had taxable losses in these periods.

F-39

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 35% for the periods presented to income (loss) before income taxes. The sources of the difference are as follows:

	Year ended December 31, 2017	Year ended December 31, 2016

Expected tax at 35%	$1,485,009	$(2,110,277)

Nondeductible expense (nontaxable income) from derivative liability	(2,600,493)	1,875,176

Nontaxable loss on conversion of debt	1,112,304	70,757

Remeasurement of deferred income tax assets from 35% to 21% (a)	2,184,740	-

Increase (decrease) in valuation allowance	(2,181,560)	(164,344)

Income tax provision	$-	$-

Significant components of the Company's deferred income tax assets are as follows:

	December 31, 2017	December 31, 2016

Net operating loss carryforward	$3,277,110	$5,458,670

Less valuation allowance	(3,277,110)	(5,458,670)

Deferred income tax assets - net	$-	$-

(a) As a result of the Tax Cuts and Jobs Act (Tax Legislation) enacted on December 22, 2017, the United Sates corporate income tax rate is 21% effective January 1, 2018. Accordingly, we have reduced our deferred income tax asset relating to our net operating loss carryforward (and the valuation allowance thereon) by $2,184,740 from $5,461,850 to $3,277,110 as of December 31, 2017.

Based on management’s present assessment, the Company has not yet determined that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of December 31, 2017 will be realized. Accordingly, the Company has maintained a 100% valuation allowance against the deferred tax asset in the financial statements at December 31, 2017. The Company will continue to review this valuation allowance and make adjustments as appropriate.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

All tax years remain subject to examination by major taxing jurisdictions.

12. COMMITMENTS AND CONTINGENCIES

a. Iconic Guarantees

On May 26, 2015, BiVi LLC (“BiVi”) entered into a License Agreement with Neighborhood Licensing, LLC (the “BiVi Licensor”), an entity owned by Chazz Palminteri (“Palminteri”), to use Palminteri’s endorsement, signature and other intellectual property owned by the BiVi Licensor. Iconic has agreed to guarantee and act as surety for BiVi’s obligations under certain sections of the License Agreement and to indemnify the BiVi Licensor and Palminteri against third party claims.

F-40

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

On November 12, 2015, Bellissima Spirits LLC (“Bellissima”) entered into a License Agreement with Christie Brinkley, Inc. (the “Bellissima Licensor”), an entity owned by Christie Brinkley (“Brinkley”), to use Brinkley’s endorsement, signature, and other intellectual property owned by the Bellissima Licensor. Iconic has agreed to guarantee and act as surety for Bellissima’s obligations under certain sections of the License Agreement and to indemnify the Bellissima Licensor and Brinkley against third party claims. Also, Brinkley was granted a 24 month option to purchase 1% of the outstanding shares of Iconic common stock on a fully diluted basis (as of the date of Brinkley’s exercise of the option) at an exercise price of $0.001 per share.

b. Royalty Obligations of BiVi and Bellissima

Pursuant to the License Agreement with the Bivi Licensor (see Note 12a. above), BiVi is obligated to pay the BiVi Licensor a Royalty Fee equal to 5% of monthly gross sales of BiVi Brand products payable monthly subject to an annual Minimum Royalty Fee of $100,000 in year 1, $150,000 in year 2, $165,000 in year 3, $181,500 in year 4, $199,650 in year 5, and $219,615 in year 6 and each subsequent year.

Pursuant to the License Agreement and Amendment No. 1 to the License Agreement effective June 30, 2017 with the Bellissima Licensor (see Note 12a. above), Bellissima is obligated to pay the Bellissima Licensor a Royalty Fee equal to 10% of monthly gross sales (12.5% for sales in excess of defined Case Break Points) of Bellissima Brand products payable monthly. The Bellissima Licensor has the right to terminate the endorsement if Bellissima fails to sell 10,000 cases of Bellissima Brand products in year 1, 15,000 cases in year 2, or 20,000 cases in year 3 and each subsequent year.

c. Distribution Agreement

On May 1, 2015, BiVi entered into a Distribution Agreement with United Spirits, Inc. (“United”) for United to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell BiVi’s product for an agreed distribution fee equal to $1.00 per case of product sold. United is owned and managed by Richard DeCicco, the controlling shareholder, President, CEO, and Director of Iconic.

In November 2015, Bellissima and United agreed to have United distribute and wholesale Bellissima’s Products under the same terms contained in the Distribution Agreement with BiVi described in the preceding paragraph.

d. Compensation Arrangements

The Company uses the services of its chief executive officer Richard DeCicco and its assistant secretary Roseann Faltings under informal compensation arrangements (without any employment agreements).

For the years ended December 31, 2017 and 2016, the Company accrued compensation of $250,000 per year ($150,000 for DeCicco; $100,000 for Faltings) for their services rendered. In 2016, the compensation was allocated 50% to Iconic ($125,000), 30% to Bellissima ($75,000), and 20% to BiVi ($50,000). In 2017, the compensation was allocated 50% to Iconic ($125,000), 40% to Bellissima ($100,000), and 10% to BiVi ($25,000). The $500,000 liability at December 31, 2017 and the $250,000 liability at December 31, 2016 are included in “Accounts Payable and Accrued Expenses” on the Consolidated Balance Sheet at December 31, 2017 and December 31, 2016.

F-41

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

e. Registration Rights Agreement

As part of the SPA financing discussed in Note 10, the Company and the three investors also executed a Registration Rights Agreement (the “RRA”). Among other things, the RRA provides for the Company to file a Registration Statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of common stock and the shares underlying the Warrants issued to the three investors pursuant to the SPA. The Company is to use its best efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof but no later than the applicable Effectiveness Date (defined as 150 calendar days following the earlier of (i) the Filing Date <20th calendar day following completion of the audit of the financial statements of the Company for the years ended December 31, 2015 and 2016> and (ii) date on which the Initial Registration Statement is filed with the SEC).

If the Registration Statement is not declared effective by the Effectiveness Date (or certain other events occur), the Company will be obligated to pay the investors liquidated damages equal to 1% of the Subscription Amounts at the Event Date and 1% on each monthly anniversary of the Event Date until the Event is cured subject to maximum liquidated damages equal to 6% of the Subscription Amounts.

f. Lease Agreement

On March 27, 2018, United Spirits, Inc. executed a lease extension for the Company’s office and warehouse space in North Amityville New York. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

13. SUBSEQUENT EVENTS

On January 2, 2018, the Company issued 25,861,627 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement (see Note 10).

On January 19, 2018, the Company issued 54,031,807 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On March 14, 2018, the Company issued 31,666,667 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

At March 31, 2018, the remaining number of shares of common stock to be issued to the Escrow Agent is 446,805,853 shares.

F-42

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

On May 21, 2018, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with the three investors that purchased 120,000,000 shares of ICNB common stock and 120,000,000 Warrants from September 2017 to November 2017 for a total of $300,000.(see Note 10 paragraph 13 above). Pursuant to the Exchange Agreement, the investors exchanged the 120,000,000 shares of INCB common stock for 1,200,000 shares of Series E Convertible Preferred Stock. Pursuant to an amended SPA also entered into on May 21, 2018, the investors purchased an additional 1,200,000 shares of Series E Convertible Preferred Stock and an additional 120,000,000 Warrants for a total of $300,000 cash. Each share of Series E Convertible Stock is convertible into 100 shares of ICNB common stock, is entitled to 100 votes on all matters to come before the common shareholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, and is entitled upon liquidation to a distribution of $0.25 prior to any payment to common shareholders or subsequent series of preferred stock. The additional 120,000,000 Warrants are exercisable into ICNB common stock at a price of $0.01 per share and have a term of 5 years. On October 27, 2018, the exercise price of the additional 120,000,000 Warrants will be reduced to the lower of (i) the exercise price, as adjusted per the terms of the Warrants, and (ii) 50% of the average of the four lowest closing bid prices for our common stock on the primary trading market during the 4 trading days immediately prior to such date.

Effective May 21, 2018, the Company issued 7,500,000 warrants to a law firm for services rendered. The warrants are exercisable into ICNB common stock at a price of $0.01 per share and expire five years from date of issuance. The fair value of the warrants will be expensed in the three months ended June 30, 2018.

14- RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated the consolidated financial statements at December 31, 2017 and for the year then ended (which were previously included in the Company’s consolidated financial statements filed with OTC Markets on May 7, 2018) in order to correct an error relating to the nonaccrual of a $261,766 invoice from the Company’s supplier of Bellissima sparkling wines for inventory delivered directly to our customer in December 2017.

F-43

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

The effect of the restatement adjustments on the Consolidated Balance Sheet at December 31, 2017 follows:

	As Previously Reported	Restatement Adjustments	As Restated
Assets
Current assets:
Cash and cash equivalents	$1,237,432	$-	$1,237,432
Accounts receivable	311,074	-	311,074
Inventory	59,847	-	59,847
Prepaid expenses	5,000	-	5,000

Total current assets	1,613,353	-	1,613,353

Total assets	$1,613,353	$-	$1,613,353

Liabilities and Stockholders' Deficiency
Current liabilities:
Current portion of debt	$495,404	$-	495,404
Accounts payable and accrued expenses	834,230	261,766	1,095,996
Loans payable to officer and affiliated entity -noninterest bearing and due on demand	60,374	-	60,374
Accrued interest payable	38,734	-	38,734
Derivative liability on convertible debt	458,072	-	458,072

Total current liabilities	1,886,814	261,766	2,148,580

Derivative liability on warrants	696,000	-	696,000
Total liabilities	2,582,814	261,766	2,844,580
Commitments and contingencies (Note 12)

Stockholders' deficiency:
Preferred stock, $.001 par value	2	-	2
Common stock, $.001 par value	1,104,392	-	1,104,392
Common stock to be issued to Escrow Agent, $.001 par value	478,473	-	478,473
Additional paid-in capital	14,183,672	-	14,183,672
Accumulated deficit	(16,942,328)	(133,502)	(17,075,830)
Total Iconic Brands, Inc. stockholders’ equity	(1,175,789)	-	(1,309,291)

Noncontrolling interests in subsidiaries and variable interest entity	206,328	(128,264)	(78,064)
Total stockholders’ equity (deficiency)	(969,461)	(261,766)	(1,231,227)
Total liabilities and stockholders’ deficiency	$1,613,353	$-	$1,613,353

F-44

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

The effect of the restatement adjustments on the Consolidated Statement of Operations for the year ended December 31, 2017 follows:

	As Previously Reported	Restatement Adjustments	As Restated
Sales	$3,219,881	$-	$ 3,219,881
Cost of Sales	1,524,860	261,766	1,786,626
Gross profit	1,695,021	(261,766)	1,433,254

Operating expenses:
Officers compensation	250,000	-	250,000
Professional and consulting fees	87,671	-	87,671
Royalties	321,741	-	321,741
Marketing and advertising	84,013	-	84,013
Occupancy costs	107,118	-	107,118
Travel and entertainment	141,821	-	141,821
Other	272,155	-	272,155

Total operating expenses	1,264,519	-	1,264,519

Income (loss) from operations	430,502	(261,766)	168,736

Other income (expense):
Gain from settlement of debt	-	-	-
Income (expense) from derivative liability	7,429,979	-	7,429,979
Loss on conversion of debt	(3,178,010)	-	(3,178,010)
Interest expense	(70,649)	-	(70,649)
Amortization of debt discounts	(107,173)	-	(107,173)
Total other income (expense) - net	4,074,147	-	4,074,147
Net income (loss)	4,504,649	(261,766)	4,242,883

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	(404,770)	128,265	(276,505)

Net income (loss) attributable to Iconic Brands, Inc.	$4,099,879	$(133,501)	$3,966,378

Net income (loss) per common share:

Basic	0.00	-	0.00
Diluted	0.00	-	0.00

Weighted average common shares outstanding and to be issued to Escrow Agent:

Basic	1,311,739,126	-	1,311,739,126
Diluted	3,197,937,251	-	3,197,937,251

F-45

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2017 and 2016

The effect of the restatement adjustments on the Consolidated Statement of Cash Flows for the year ended December 31, 2017 follows:

	As Previously	Restatement
	Reported	Adjustments	As Restated
Operating Activities:
Net income (loss) attributable to Iconic Brands, Inc.	$4,099,879	$(133,501)	$3,966,378
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Net income (loss) attributable to noncontrolling interests in subsidiaries and variable interest entity	404,770	(128,265)	276,505
Expense (income) from derivative liability	(7,429,981)	-	(7,429,981)
Stock-based marketing expense	20,000	-	20,000
Amortization of debt discounts	107,173	-	107,173
Loss on conversion	3,178,010	-	3,178,010
Changes in operating assets and liabilities:		-
Accounts receivable	(134,709)	-	(134,709)
Inventory	(21,084)	-	(21,084)
Prepaid expenses	(5,000)	-	(5,000)
Accounts payable and accrued expenses	435,105	261,766	696,871
Accrued interest payable	19,867	-	19,867
Net cash used in operating activities	674,030	-	674,030

Financing Activities:
Proceeds from issuance of debt-net	341,837	-	341,837
Proceeds from sale of common stock and warrants	300,000	-	300,000
Loans payable to officer and affiliated entity	(80,651)	-	(80,651)
Net cash provided by financing activities	561,186	-	561,186
Increase (decrease) in cash and cash equivalents	1,235,216		1,235,216

Cash and cash equivalents, beginning of period	2,216	-	2,216

Cash and cash equivalents, end of period	$1,237,432	$-	$1,237,432

F-46

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$100
Transfer Agent Fees	Approximately	2,000
Costs of Printing and Engraving	Approximately	1,000
Legal Fees	Approximately	30,000
Accounting and Audit Fees	Approximately	5,000
Total		$38,100

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4 of our Articles of Incorporation provides that, to the fullest extent permitted by Section 78 of the Nevada Revised Statutes, as the same may be amended and supplemented, the directors of the corporation are not personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, but may be personally liable for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of NRS 78.300, as amended. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Section 5 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the Company.

Article IX of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the Company.

II-1

The indemnification provisions in our Articles of Incorporation and Bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of unregistered sales of our equity securities from January 1, 2015 through the date hereof.

Share Exchange Agreement and Subsequent Unwind of Merger

On September 10, 2014, we entered into a Share Exchange Agreement (the “Agreement”) and merger with Medical Marijuana Business Academy, LLC, a company organized pursuant to the laws of the State of Colorado (“MMBA”), and MJ Business Academy, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, on September 10, 2014, MMBA merged with and into Merger Sub, with Merger Sub continuing as the surviving entity that succeeded to all of the assets, liabilities and operations of MMBA and whereby MMBA effectively became our wholly-owned operating subsidiary (the “Merger”).

At the effective time of the Merger, the outstanding membership interest units of MMBA, held by Phillip Stark and Charles Houghton, were exchanged for a total of 60,000,000 newly issued shares of our common stock as consideration for the Merger, and as such, Mr. Stark and Mr. Houghton, as the sole members of MMBA, held a controlling voting interest in our outstanding common stock. At Closing, our former CEO, Richard DeCicco, also transferred his one (1) Share of Series A Preferred Stock to Mr. Stark and Mr. Houghton, giving them control of our preferred stock, as well.

The Agreement contained customary terms and conditions for agreements of this type, including completion of due diligence by the parties and approval of the Merger by MMBA members. At the effective time of the Merger, MMBA’s current officers and directors were appointed as our officers and directors. The Merger became effective on September 10, 2014.

A copy of the Agreement was attached to our Form 8-K filed with the SEC on May 21, 2015 as Exhibit 2.1. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Effective on April 9, 2015, the Company, MMBA and Merger Sub entered into an Unwind Agreement (the “Unwind Agreement”) whereby Mr. Houghton and Mr. Stark agreed to transfer their 60,000,000 shares of our common stock, and to return the One (1) Share of Series A Preferred Stock to Mr. DeCicco, in exchange for the unwinding of the merger, and a return to Mr. Houghton and Mr. Stark of all of the membership interest units in MMBA.

At the Closing of the Unwind Agreement on April 23, 2015, Richard DeCicco was appointed President and Director of the Company and Merger Sub. Following Mr. DeCicco’s appointment, Mr. Stark and Mr. Houghton resigned all officer and director positions in both the Company and Merger Sub, and Mr. DeCicco remains as sole officer and director of Iconic Brands, Inc. and MJ Business Academy, Inc.

As of the Closing of the Unwind Agreement, neither the Company, nor Merger Sub holds any right, title or interest in or to any of the assets of Medical Marijuana Business Academy, LLC, and MMBA is a private entity once again owed solely by its Managing Members, Phillip Stark and Charles Houghton.

II-2

A copy of the Unwind Agreement was attached to our Form 8-K filed with the SEC on May 21, 2015 as Exhibit 10.2. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Acquisition of BiVi

On May 15, 2015, we entered into a Securities Exchange Agreement, by and among the members of BiVi under which we were to acquire a 51% majority interest in BiVi in exchange for the issuance (a) 1,000,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock.

Upon satisfaction of the conditions set forth in the Securities Exchange Agreement, the Closing was held on May 31, 2015. At Closing, BiVi became a majority owned subsidiary of the Company. Under the terms of the Securities Exchange Agreement, we shall provide working capital, from time to time, of up to $750,000.00 pursuant to a Working Capital Facility, which shall be repaid by BiVi from working capital generated from BiVi’s operations. Provided that, in the event that we fail to provide working capital of at least $40,000.00 per month, and such failure shall continue for a period of sixty (60) calendar days thereafter then BiVi may, at its option, by written notice to us, declare a default. In the event of such default, we shall surrender the Majority Interest back to BiVi for retirement and the Holders of the Series C Preferred Stock shall surrender all outstanding shares back to Iconic for retirement (“BiVi Unwind”). In the event of the BiVi Unwind, BiVi shall issue a 5% promissory note to us with a principal amount equal to the then outstanding unpaid balance of the Working Capital Facility advanced to BiVi prior to the Unwind, payable upon the acquisition of the majority of the outstanding stock or assets of BiVi, including but not limited to the BiVi Brand of products, by a third party, but in no event later than 36 months from issuance.

Prior to the Closing, BiVi was beneficially owned and controlled by Richard DeCicco, our majority shareholder, President, CEO and Director.

A copy of the Securities Exchange Agreement was attached to our Form 8-K filed with the SEC on May 21, 2015 as Exhibit 4.1. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Acquisition of Bellissima Spirits LLC

On December 13, 2016, we entered into a Securities Purchase Agreement with Bellissima and Bellissima’s members under which we acquired a 51% Majority Interest in Bellissima in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock.

Convertible Notes

For the year ended December 31, 2015, we issued an aggregate of 41,735,263 shares of our common stock in settlement of convertible notes payable and accrued interest payable totaling $138,280.

II-3

For the year ended December 31, 2016, we issued an aggregate of 689,290,596 shares of our common stock in settlement of convertible notes payable and accrued interest payable totaling $61,767.

In February 2017, we issued an aggregate of 5,965,129 shares of our common stock in settlement of convertible notes payable totaling $22,773.

On March 28, 2017, we executed a Settlement Agreement and Release (the “Settlement Agreement”) with 4 holders of convertible notes payable. Notes payable and accrued interest totaling $892,721 were satisfied through our agreement to irrevocably reserve a total of 482,926,829 shares of our common stock and to deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to us.

On May 5, 2017, we executed an Amended Settlement Agreement and Release (the “Amended Settlement Agreement”) replacing the Settlement Agreement. The Amended Settlement Agreement is with five (5) holders of convertible notes payable (the 4 holders who were parties to the Settlement Agreement and Release dated March 28, 2017 and one additional holder) and provided for the satisfaction of notes payable and accrued interest totaling $1,099,094 (a $206,373 increase from the $892,721 amount per the Settlement Agreement and Release dated March 28, 2017) through our agreement to irrevocably reserve a total of 613,000,000 shares of our common stock (a 130,073,171 share increase from the 482,926,829 shares per the Settlement Agreement and Release dated March 28, 2017) and deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to us.

In the quarterly period ended June 30, 2017, we issued an aggregate of 71,194,147 shares of our common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. In the quarterly period ended September 30, 2017, we issued an aggregate of 63,333,333 shares of our common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. At December 31, 2017, the remaining number of shares of common stock to be issued to the Escrow Agent is 478,472,520 shares.

On June 29, 2017, we issued 10,018,893 shares of our common stock in settlement of convertible notes payable and accrued interest payable totaling $50,094.

On July 17, 2017 and July 25, 2017, we issued a total of 15,089,720 shares of our common stock in settlement of convertible notes payable and accrued interest payable totaling $75,449.

Other Issuances

On August 17, 2017, we issued 4,000,000 shares of our common stock to a marketing entity for services rendered. The shares were valued at $0.005 per share and $20,000 was expensed and included in marketing and advertising expenses in the three months ended September 30, 2017.

From September 2017 to November 2017, pursuant to the Purchase Agreement, we issued a total of 120,000,000 Common Shares and 120,000,000 Warrants to the Selling Shareholders for a total of $300,000 cash. The Warrants are exercisable into our common stock at a price of $0.01 per share, expire five years from date of issuance, and contain “down round” price protection.

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We have also issued the Series E Shares to the Selling Shareholders. Further details are found above under the heading “Private Placement of Securities” on page 11 and in Note 9 of the financial statements for the years ended December 31, 2017 and 2016, which section and note are incorporated herein by reference.

On July 12, 2018, we issued a total of 30,000,000 shares of our common stock to Halo Group, Inc., for marketing services rendered. These shares were granted pursuant to a Settlement and Release Agreement that also granted Halo Group, Inc. registration rights with respect to these shares.

Warrants

In connection with our issuance of a total of $135,019 convertible notes payable in the three months ended June 30, 2017, we issued a total of 13,500,000 Common Stock Purchase Warrants to the respective lenders. These warrants are exercisable into our common stock at a price of $0.01 per share and expire at dates ranging from June 22, 2022 to June 30, 2022.

As discussed in the second preceding paragraph, we issued a total of 120,000,000 warrants to three investors from September 2017 to November 2017. These warrants are exercisable into our common stock at a price of $0.01 per share and expire five years from date of issuance.

We issued a total of 7,500,000 warrants to Clyde Snow & Sessions, PC on December 2, 2017 for legal services rendered. These warrants are exercisable into our common stock at a price of $0.01 per share and expire five years from date of issuance.

We issued a total of 25,000,000 warrants to Paul Rachmuth, Esq. on August 26, 2018 for legal services rendered. These warrants are exercisable into our common stock at a price of $0.01 per share and expire five years from date of issuance.

The issuance of the securities described above were exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. All investors were accredited and sophisticated investors, familiar with our operations, and there was no solicitation.

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EXHIBITS

(a)	The following exhibits are filed as part of this registration statement.

Exhibit No.	Description of Exhibits

3.1(1)	Articles of Incorporation of Iconic Brands, Inc.

3.2(1)	Bylaws of Iconic Brands, Inc., as amended

3.3	Certificate of Designation of Series A Convertible Preferred Stock

3.4	Certificate of Designation of Series B Convertible Preferred Stock

3.5	Certificate of Designation of Series C Convertible Preferred Stock

3.6	Certificate of Designation of Series D Convertible Preferred Stock

3.7	Certificate of Designation of Series E Convertible Preferred Stock

5.1	Legal Opinion of Clyde Snow & Sessions, PC

10.1	Distribution Agreement by and between BiVi LLC and United Spirits, Inc., dated May 1, 2015

10.2	Distribution Agreement by and between Bellissima Spirits LLC and United Spirits, Inc., dated May 1, 2016

10.3	Extension of Lease Agreement by and between the Company and United Spirits, Inc., dated March 27, 2018

10.4	Securities Purchase Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd. and Gregory M. Castaldo, dated November 1, 2017

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10.5	Registration Rights Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd. and Gregory M. Castaldo, dated November 1, 2017

10.6	Share Exchange Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018

10.7

Amendment No. 1 to Securities Purchase Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018

10.8

Amendment No. 1 to Registration Rights Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018

23.1	Consent of BMKR, LLP

23.2	Consent of Clyde Snow & Sessions, PC (included in Exhibit 5.1)

(1)	Incorporated by reference to Form SB-2 filed on November 30, 2007.

(b)	Financial Statement Schedules.

No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

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Undertakings

A.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Amityville, State of New York.

Iconic Brands, Inc.

/s/ Richard J. DeCicco
Dated: September 18, 2018	By:	Richard J. DeCicco
	Its:	Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Richard J. DeCicco
Dated: September 18, 2018	Name:	Richard J. DeCicco
	Title:	Director

/s/ Roseann Faltings
Dated: September 18, 2018	Name:	Roseann Faltings
	Title:	Director

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